                                                                     EXHIBIT 3.8

MANAGEMENT'S RESPONSIBILITY

The consolidated financial statements are the responsibility of management and are prepared in accordance with Canadian generally accepted accounting principles. The financial information contained elsewhere in the annual report is consistent with that in the consolidated financial statements. The financial statements necessarily include amounts that are based on management's best estimate due to dependency on subsequent events. These estimates are based on careful judgements and have been properly reflected in the financial statements. In the opinion of management, the accounting practices utilized are appropriate in the circumstances and the financial statements fairly reflect the financial position and results of operations of the Company within reasonable limits of materiality.

In carrying out its responsibilities, management maintains appropriate systems of internal and administrative controls designed to provide reasonable assurance that the financial information produced is relevant and reliable.

The consolidated financial statements were approved by the Board of Directors, which has overall responsibility for their contents. The Board of Directors is assisted with this responsibility by its Audit Committee, which consists entirely of non-management Directors. The function of the Audit Committee is to:

     - Review the quarterly and annual financial statements and recommend them for approval to the Board of Directors.
     - Review the systems of internal control and security.
     - Recommend the appointment of the external auditors and their fee arrangements to the Board of Directors.
     - Review other audit, accounting, financial and security matters as required.

In carrying out the above responsibilities, this Committee meets regularly with management, and with both the Company's external and internal auditors to approve the scope and timing of their respective audits, to review their findings and to satisfy itself that their responsibilities have been properly discharged. The Committee is readily accessible to the external and internal auditors.

The Board of Directors of each of the principal operating subsidiaries, The Great-West Life Assurance Company, and Great-West Life & Annuity Insurance Company, appoints an actuary who is a Fellow of the Canadian Institute of Actuaries. The actuary:

     - Ensures that the assumptions and methods used in the valuation of policy liabilities are in accordance with accepted actuarial practice, applicable legislation and associated regulations or directives.
     - Provides an opinion regarding the appropriateness of the policy liabilities at the balance sheet date to meet all policyholder obligations of the Company. Examination of supporting data for accuracy and completeness and analysis of Company assets for their ability to support the amount of policy liabilities are important elements of the work required to form this opinion.

Deloitte & Touche LLP Chartered Accountants, as the Company's external auditors, have audited the consolidated financial statements. The Auditors' Report to the Shareholders is presented following the financial statements. Their opinion is based upon an examination conducted in accordance with Canadian generally accepted auditing standards, performing such tests and other procedures as they consider necessary in order to obtain reasonable assurance that the consolidated financial statements are free of material misstatement and present fairly the financial position of the Company in accordance with generally accepted accounting principles.


/s/ Raymond L. McFeetors

RAYMOND L. MCFEETORS
CO-PRESIDENT AND CHIEF
EXECUTIVE OFFICER


/s/ William T. McCallum

WILLIAM T. MCCALLUM
CO-PRESIDENT AND CHIEF
EXECUTIVE OFFICER


/s/ William W. Lovatt

WILLIAM W. LOVATT
VICE-PRESIDENT
FINANCE, CANADA


/s/ Mitchell T.G. Graye

MITCHELL T.G. GRAYE
VICE-PRESIDENT
FINANCE, UNITED STATES

JANUARY 30, 2003

56  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

SUMMARY OF CONSOLIDATED OPERATIONS

(IN MILLIONS OF DOLLARS EXCEPT EARNINGS PER COMMON SHARE)

                                                                    FOR THE YEARS ENDED
                                                                        DECEMBER 31
                                                                   ---------------------
                                                                     2002         2001
                                                                   --------     --------
INCOME
    Premium income                                                 $ 11,187     $ 10,477
    Net investment income                                             3,638        3,713
    Fee and other income                                              1,807        1,858
                                                                   --------     --------
                                                                     16,632       16,048
                                                                   --------     --------
BENEFITS AND EXPENSES
    Paid or credited to policyholders and beneficiaries
      including policyholder dividends and experience refunds        12,593       12,030
    Commissions                                                         718          696
    Operating expenses                                                1,786        1,941
    Premium taxes                                                       109          124
    Special charges (NOTE 19)                                             -          204
                                                                   --------     --------
NET OPERATING INCOME BEFORE INCOME TAXES                              1,426        1,053
    Income taxes - current                                              397          427
                 - future                                                33          (30)
                                                                   --------     --------
NET INCOME BEFORE NON-CONTROLLING INTERESTS                             996          656
Non-controlling interests (NOTE 7)                                       34           44
                                                                   --------     --------
NET INCOME BEFORE AMORTIZATION OF GOODWILL                              962          612
Amortization of goodwill                                                  -           66
                                                                   --------     --------
NET INCOME                                                         $    962     $    546
                                                                   ========     ========
EARNINGS PER COMMON SHARE (NOTE 11)
    BASIC                                                          $  2.530     $  1.387
                                                                   ========     ========
    DILUTED                                                        $  2.499     $  1.365
                                                                   ========     ========

SUMMARY OF NET INCOME
    PREFERRED SHAREHOLDER DIVIDENDS                                $     31     $     31
    NET INCOME - COMMON SHAREHOLDERS                                    931          515
                                                                   ========     ========
    NET INCOME                                                     $    962     $    546
                                                                   ========     ========

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  57

CONSOLIDATED BALANCE SHEET

(IN MILLIONS OF DOLLARS)

                                                         DECEMBER 31
                                                   ----------------------
                                                      2002         2001
                                                   ---------    ---------
ASSETS

    Bonds (NOTE 2)                                 $  33,764    $  32,581

    Mortgage loans (NOTE 2)                            7,850        8,369

    Stocks (NOTE 2)                                    1,581        1,379

    Real estate (NOTE 2)                               1,267        1,272

    Loans to policyholders                             6,177        6,213

    Cash and certificates of deposit                     912          837

    Funds withheld by ceding insurers                  4,786        4,477

    Premiums in course of collection                     305          410

    Interest due and accrued                             511          543

    Future income taxes (NOTE 13)                        138          317

    Goodwill and intangible assets (NOTE 4)            1,687        1,604

    Other assets                                       1,093        1,157
                                                   ---------    ---------

    TOTAL ASSETS                                   $  60,071    $  59,159
                                                   =========    =========

    Approved by the Board:

    /s/ [ILLEGIBLE]         /s/ [ILLEGIBLE]

    DIRECTOR                DIRECTOR

CONSOLIDATED BALANCE SHEET

(IN MILLIONS OF DOLLARS)

                                                                       DECEMBER 31
                                                                   -------------------
                                                                     2002       2001
                                                                   --------   --------
LIABILITIES

    Policy liabilities

        Actuarial liabilities (NOTE 5)                             $ 44,508   $ 43,909

        Provision for claims                                            645        753

        Provision for policyholder dividends                            363        355

        Provision for experience rating refunds                         927        834

        Policyholder funds                                            1,853      1,748
                                                                   --------   --------
                                                                     48,296     47,599

    Commercial paper and other loans (NOTE 6)                         1,012      1,075

    Current income taxes                                                454        508

    Other liabilities                                                 2,081      2,181

    Repurchase agreements                                               511        400

    Net deferred gains on portfolio investments sold (NOTE 2)           958      1,049
                                                                   --------   --------
                                                                     53,312     52,812

    Non-controlling interests (NOTE 7)                                2,051      1,950

CAPITAL STOCK AND SURPLUS

    Capital stock (NOTE 8)                                            1,982      2,083

    Surplus                                                           2,382      1,951

    Provision for unrealized gain on translation
      of net investment in foreign operations                           344        363
                                                                   --------   --------
                                                                      4,708      4,397
                                                                   --------   --------
    LIABILITIES, CAPITAL STOCK AND SURPLUS                         $ 60,071   $ 59,159
                                                                   ========   ========

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  59

CONSOLIDATED STATEMENT OF SURPLUS

(IN MILLIONS OF DOLLARS)

                                                                   FOR THE YEARS ENDED
                                                                        DECEMBER 31
                                                                   -------------------
                                                                     2002       2001
                                                                   --------   --------
BALANCE, BEGINNING OF YEAR                                         $  1,951   $  1,868

Net income                                                              962        546

Acquisition discount - preferred shares of subsidiary                     -          1

Issue costs of subsidiary, net of tax (NOTE 7)                           (3)         -

Common share cancellation excess (NOTE 8)                              (149)      (144)

Dividends to shareholders

    Preferred shareholders                                              (31)       (31)

    Common shareholders                                                (348)      (289)
                                                                   --------   --------

BALANCE, END OF YEAR                                               $  2,382   $  1,951
                                                                   ========   ========

60  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

CONSOLIDATED STATEMENT OF CASH FLOWS

(IN MILLIONS OF DOLLARS)

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31
                                                                   -------------------
                                                                     2002       2001
                                                                   --------   --------
OPERATIONS
    Net income                                                     $    962   $    546
    Adjustments for non-cash items:
        Change in policy liabilities                                    954      1,357
        Change in funds withheld by ceding insurers                    (309)      (922)
        Change in current income taxes payable                          (63)        71
        Future income tax expense                                        33        (30)
        Amortization of goodwill                                          -         66
        Other                                                          (183)       612
                                                                   --------   --------
    Cash flows from operations                                        1,394      1,700

FINANCING ACTIVITIES
    Issue of common shares                                               18         17
    Issue of Great-West Life Capital Trust securities                   350          -
    Purchased and cancelled common shares                              (169)      (164)
    Redemption of preferred shares                                     (100)         -
    Redemption of preferred shares of subsidiary                       (250)      (221)
    Issue of debentures                                                   -        200
    Repayment of commercial paper and other loans                       (60)       (33)
    Issue costs of subsidiary                                            (5)         -
    Dividends paid                                                     (379)      (320)
                                                                   --------   --------
                                                                       (595)      (521)

INVESTMENT ACTIVITIES
    Bond sales and maturities                                        21,498     17,843
    Mortgage loan repayments                                          1,695      2,110
    Stock sales                                                         373        465
    Real estate sales                                                    42        172
    Change in loans to policyholders                                     (4)      (359)
    Change in repurchase agreements                                     108        389
    Investment in subsidiaries                                           72        (15)
    Investment in bonds                                             (22,672)   (19,225)
    Investment in mortgage loans                                     (1,159)    (1,633)
    Investment in stocks                                               (637)      (629)
    Investment in real estate                                           (40)      (200)
                                                                   --------   --------
                                                                       (724)    (1,082)
INCREASE IN CASH AND CERTIFICATES OF DEPOSIT                             75         97
CASH AND CERTIFICATES OF DEPOSIT, BEGINNING OF YEAR                     837        740
                                                                   --------   --------
CASH AND CERTIFICATES OF DEPOSIT, END OF YEAR                      $    912   $    837
                                                                   ========   ========
SUPPLEMENTARY CASH FLOW INFORMATION
    Income taxes paid (net of refunds)                             $    390   $    330
    Interest paid                                                  $     59   $     49

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  61

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

1.   BASIS OF PRESENTATION AND SUMMARY OF ACCOUNTING POLICIES

     The consolidated financial statements of Great-West Lifeco Inc.(Lifeco or the Company) have been prepared in accordance with Canadian generally accepted accounting principles and include the accounts of its subsidiary companies, The Great-West Life Assurance Company (Great-West) and Great-West Life & Annuity Insurance Company (GWL&A). The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies are as follows:

     (a)  PORTFOLIO INVESTMENTS

          Investments in bonds and mortgage loans (debt securities) are carried at amortized cost net of any allowance for credit losses. The difference between the proceeds on the sale of a debt security and its amortized cost is considered to be an adjustment of future portfolio yield. Net realized gains and losses are included in Net Deferred Gains on Portfolio Investments Sold and are deferred and amortized over the period to maturity of the security sold.

          Investments in stocks (equity securities) are carried at cost plus a moving average market value adjustment of $28 ($31 in 2001).Net realized gains and losses are included in Net Deferred Gains on Portfolio Investments Sold and are deferred and amortized to income on a declining-balance basis. Market values for public stocks are generally determined by the closing sale price of the security on the exchange where it is principally traded. Market values for stocks for which there is no active market are determined by management.

          Investments in real estate are carried at cost net of write-downs and allowances for loss, plus a moving average market value adjustment of $82 ($65 in 2001).Net realized gains and losses are included in Net Deferred Gains on Portfolio Investments Sold and are deferred and amortized to income on a declining-balance basis. Market values for all properties are determined annually by management based on a combination of the most recent independent appraisal and current market data available. Appraisals of all properties are conducted at least once every three years by independent qualified appraisers.

          Effective July 1, 2002, the Company has implemented revised OSFI rates used to calculate the moving average market value adjustment for stocks and real estate. The rate used to adjust stocks towards market value has been changed from 15% per annum to 5% per quarter and the rate used to adjust real estate towards market value has been changed from 10% per annum to 3% per quarter. This change in accounting estimate has been applied prospectively and does not have a material effect on the financial statements of the Company.

     (b)  DERIVATIVE FINANCIAL INSTRUMENTS

          The Company uses derivative products as risk management instruments to hedge or manage asset and liability positions including revenues within guidelines which prohibit their use for speculative trading purposes.

          The Company documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking derivatives that are used in hedging transactions to specific assets and liabilities on the balance sheet or to specific firm commitments or transactions. The Company also assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are effective in offsetting changes in fair values or cash flows of hedged items.

          Derivative financial instruments used by the Company are summarized in note 14.

          The accounting policies for derivative financial instruments used for hedging correspond to those used for the underlying hedged position. In the event a designated hedged item is sold, extinguished, matures or ceases to be effective prior to the termination of the related derivative instrument, any subsequent realized or unrealized gains or losses on such derivative instruments are recognized in income.

62  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (c)  FOREIGN CURRENCY TRANSLATION

          During 2002, the Company adopted the recommendations of the Canadian Institute of Chartered Accountants (CICA) Handbook Section 1650 Foreign Currency Translation. The amended standards eliminate the deferral and amortization approach to exchange gains and losses on long-term monetary items and require the disclosure of exchange gains and losses included in the calculation of net income. There is no material effect of this change in accounting policy on the financial statements of the Company.

          The Company follows the current rate method of foreign currency translation for its net investment in its self-sustaining foreign operations. Under this method, assets and liabilities are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet dates and all income and expense items are translated at an average of daily rates. United States assets and liabilities have been translated into Canadian dollars at the December 31,2002 market rate of $1.5800 ($1.5930 in 2001) and all United States income and expense items have been translated at an average rate of $1.5700 ($1.5490 in 2001). The provision for unrealized gain of $344 ($363 in 2001) on foreign currency translation of the Company's net investment in its foreign operations is recorded separately on the Consolidated Balance Sheet.

          The Company has entered into certain daily average rate forward exchange contracts to manage volatility associated with the translation of its United States operations into Canadian dollars. Net realized foreign exchange gains and losses are included in net investment income. In total, foreign exchange pre-tax losses of $22 ($37 in 2001) are included in net investment income.

     (d)  LOANS TO POLICYHOLDERS

          Loans to policyholders are shown at their unpaid balance, are fully secured by the cash surrender values of the policies and have effective interest rates ranging from 5% to 8% (5% to 9% in 2001).

     (e)  FUNDS WITHHELD BY CEDING INSURERS

          Under certain forms of reinsurance contracts, it is customary for the ceding insurer to retain possession of the assets supporting the liabilities ceded. The Company records an amount receivable from the ceding insurer representing the premium due. Investment revenue on these funds withheld is credited to the Company by the ceding insurer.

     (f)  GOODWILL AND INTANGIBLE ASSETS

          During 2002, the Company adopted the recommendations of the CICA Handbook Section 1581 Business Combinations and 3062 Goodwill and Other Intangible Assets.

          In accordance with the requirements of the new standards, during 2002, the Company:

               - analyzed existing goodwill and reclassified items that should be recognized as separate intangible assets;
               - completed impairment testing of all indefinite life intangible assets;
               - ceased amortizing goodwill and indefinite life intangible assets;
               - allocated goodwill to reporting units and completed the related transitional impairment testing of allocated goodwill;
               - established October 1 as the date of the annual impairment testing of allocated goodwill and intangible assets.

          No impairment loss resulted from the transitional or annual impairment testing. Other than the elimination of goodwill amortization charges from the Summary of Consolidated Operations, and the reclassifications on the Consolidated Balance Sheet as described in note 4, the new standards had no impact on the Company's financial statements.

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  63

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

1.   BASIS OF PRESENTATION AND SUMMARY OF ACCOUNTING POLICIES (CONT'D)

     The following table provides a reconciliation between reported net income, basic earnings per share and diluted earnings per share adjusted to exclude the amortization of goodwill, on an after-tax basis:

                                                                                             2002          2001
                                                                                           --------      -------
          Net income:
              Reported net income                                                          $    962      $   546
              Add back:amortization of goodwill, net of tax                                      -           66
                                                                                           --------      -------
              Net income adjusted for amortization of goodwill                             $    962      $   612
                                                                                           ========      =======
          Basic earnings per common share:
              Reported earnings per common share                                           $  2.530      $ 1.387
              Add back: amortization of goodwill, net of tax                                      -        0.177
                                                                                           --------      -------
              Basic earnings per common share adjusted for amortization of goodwill        $  2.530      $ 1.564
                                                                                           ========      =======
          Diluted earnings per common share:
              Reported diluted earnings per common share                                   $  2.499      $ 1.365
              Add back: amortization of goodwill, net of tax                                      -        0.174
                                                                                           --------      -------
              Diluted earnings per common share adjusted for amortization of goodwill      $  2.499      $ 1.539
                                                                                           ========      =======

     (g)  INCOME TAXES

          The Company uses the liability method of income tax allocation. Current income taxes are based on taxable income and future income taxes are based on taxable temporary differences. The income tax rates used to measure income tax assets and liabilities are those rates enacted or substantially enacted at the balance sheet date.

     (h)  ACTUARIAL LIABILITIES

          During 2001, the Company adopted the new standards of the CICA Handbook Section 4210 Life Insurance Enterprises -Specific Items. The Canadian Asset Liability Method is used for valuing actuarial liabilities. There was no material effect of this change on the financial statements of the Company.

     (i)  REPURCHASE AGREEMENTS

          The Company enters into repurchase agreements with third-party broker-dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as investment financings.

     (j)  PENSION PLANS AND OTHER POST RETIREMENT BENEFITS

          The Company maintains contributory and non-contributory defined benefit pension plans for certain of its employees and agents. The plans provide pensions based on length of service and final average earnings. The cost of the defined benefits is actuarially determined and accrued using the projected benefit method pro-rated on service. The current cost of pension benefits is charged to earnings. Adjustments arising from plan amendments or experience gains or losses are amortized over the expected average remaining service life of the employee/agent group. Experience gains and losses are calculated using a market related value of assets. Plan assets are carried at market values and are held in separate trusteed pension funds.

          The Company also provides post retirement health and life insurance benefits to eligible employees, agents and their dependents. The cost of all post retirement benefits other than pensions is actuarially determined and accrued using the projected benefit method pro-rated for service and is recognized over the periods of employee service. The current cost of post retirement health and life insurance benefits is charged to earnings.

64  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (k)  STOCK BASED COMPENSATION

          The Company provides compensation to certain employees of the Company and its affiliates in the form of stock options, which is described in note 9. During 2002, the Company adopted the recommendations of the CICA Handbook Section 3870 Stock-Based Compensation and Other Stock-Based Payments. The new standard permits the use of the fair value based method or an intrinsic value based method of accounting for employee stock-based compensation. When an intrinsic value based method of accounting is used pro forma net income and pro forma earnings per share must be disclosed as if the fair value based method of accounting had been used to account for stock-based compensation cost. The Company has elected to apply the intrinsic value based method of accounting for employee stock-based compensation.

     (l)  EARNINGS PER COMMON SHARE

          During 2001, the Company adopted the recommendations of the CICA Handbook Section 3500 Earnings Per Share which resulted in the presentation of basic and diluted earnings per share on the Summary of Consolidated Operations regardless of the materiality of the difference between them. The treasury stock method is used for calculating diluted earnings per share. This change in accounting policy was applied retroactively. The impact of this change in accounting policy to the financial statements was not material.

     (m)  GEOGRAPHIC SEGMENTATION

          The Company has significant operations in Canada and the United States. Operations in other countries are reported with Canadian operations.

     (n)  COMPARATIVE FIGURES

          Certain of the 2001 amounts presented for comparative purposes have been reclassified to conform with the presentation adopted in the current year.

2.   PORTFOLIO INVESTMENTS

     (a) Carrying values and estimated market values of portfolio investments are as follows:

                                                                                 2002
                                                         ---------------------------------------------------
                                                                  BALANCE SHEET VALUE
                                                         ------------------------------------   MARKET VALUE
                                                          CANADA    UNITED STATES     TOTAL         TOTAL
                                                         --------   -------------   ---------   ------------
          Bonds          - government                    $  7,721   $       5,278   $  12,999   $     13,675
                         - corporate                        9,393          11,372      20,765         21,658
                                                         --------   -------------   ---------   ------------
                                                           17,114          16,650      33,764         35,333
                                                         --------   -------------   ---------   ------------
          Mortgage loans - residential single family        2,100               -       2,100          2,131
                         - residential apartments           2,670             123       2,793          2,991
                         - retail and shopping centres        965             220       1,185          1,258
                         - office buildings                   755             182         937          1,065
                         - industrial                         591              57         648            697
                         - other                              109              78         187            205
                                                         --------   -------------   ---------   ------------
                                                            7,190             660       7,850          8,347
                                                         --------   -------------   ---------   ------------
          Stocks         - public                           1,284             117       1,401          1,400
                         - private                            130              50         180            166
                                                         --------   -------------   ---------   ------------
                                                            1,414             167       1,581          1,566
                                                         --------   -------------   ---------   ------------
          Real estate                                       1,080             187       1,267          1,481
                                                         --------   -------------   ---------   ------------
                                                         $ 26,798   $      17,664   $  44,462   $     46,727
                                                         ========   =============   =========   ============

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  65

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

2.   PORTFOLIO INVESTMENTS (CONT'D)

                                                                                 2001
                                                         ---------------------------------------------------
                                                                  Balance Sheet Value
                                                         ------------------------------------   Market Value
                                                          Canada    United States     Total         Total
                                                         --------   -------------   ---------   ------------
          Bonds          - government                    $  6,124   $       5,012   $  11,136   $     11,404
                         - corporate                       10,144          11,301      21,445         21,888
                                                         --------   -------------   ---------   ------------
                                                           16,268          16,313      32,581         33,292
                                                         --------   -------------   ---------   ------------
          Mortgage loans - residential single family        2,542               -       2,542          2,598
                         - residential apartments           2,352             157       2,509          2,634
                         - retail and shopping centres        974             347       1,321          1,373
                         - office buildings                   780             268       1,048          1,162
                         - industrial                         644              70         714            755
                         - other                              100             135         235            272
                                                         --------   -------------   ---------   ------------
                                                            7,392             977       8,369          8,794
                                                         --------   -------------   ---------   ------------
          Stocks         - public                           1,002              77       1,079          1,124
                         - private                            250              50         300            286
                                                         --------   -------------   ---------   ------------
                                                            1,252             127       1,379          1,410
                                                         --------   -------------   ---------   ------------
          Real estate                                       1,072             200       1,272          1,511
                                                         --------   -------------   ---------   ------------
                                                         $ 25,984   $      17,617   $  43,601   $     45,007
                                                         ========   =============   =========   ============

     (b) The significant terms and conditions and interest rate ranges of applicable fixed-term portfolio investments gross of provisions are as follows:

                                                                              2002
                                       ---------------------------------------------------------------------------------
                                                            CARRYING VALUE
                                       -----------------------------------------------------
                                                    TERM TO MATURITY                                         EFFECTIVE
                                       -----------------------------------------               PRINCIPAL   INTEREST RATE
                                       1 YEAR OR LESS   1-5 YEARS   OVER 5 YEARS     TOTAL       AMOUNT       RANGES
                                       --------------   ---------   ------------   ---------   ---------   -------------
          Short-term bonds             $        1,739   $       -   $          -   $   1,739   $   1,743   1.2%-3.0%
          Bonds                                 1,922       8,818         21,358      32,098      36,229   1.1%-14.5%
          Mortgage loans                          205       4,392          3,346       7,943       7,960   3.7%-14.0%
                                       --------------   ---------   ------------   ---------   ---------
                                       $        3,866   $  13,210   $     24,704   $  41,780   $  45,932
                                       ==============   =========   ============   =========   =========
          Geographic
              Canada                   $        1,740   $   8,872   $     13,770   $  24,382   $  27,411   1.2%-14.5%
              United States                     2,126       4,338         10,934      17,398      18,521   1.1%-12.7%
                                       --------------   ---------   ------------   ---------   ---------
                                       $        3,866   $  13,210   $     24,704   $  41,780   $  45,932
                                       ==============   =========   ============   =========   =========

                                                                              2001
                                       ---------------------------------------------------------------------------------
                                                            Carrying Value
                                       -----------------------------------------------------
                                                    Term to Maturity                                         Effective
                                       -----------------------------------------               Principal   Interest Rate
                                       1 Year or Less   1-5 Years   Over 5 Years     Total       Amount       Ranges
                                       --------------   ---------   ------------   ---------   ---------   -------------
          Short-term bonds             $        1,063   $       -   $          -   $   1,063   $   1,063   0.6%-3.1%
          Bonds                                 1,392       7,228         22,931      31,551      35,307   2.0%-14.5%
          Mortgage loans                        1,659       3,393          3,430       8,482       8,519   3.7%-14.0%
                                       --------------   ---------   ------------   ---------   ---------
                                       $        4,114   $  10,621   $     26,361   $  41,096   $  44,891
                                       ==============   =========   ============   =========   =========
          Geographic
              Canada                   $        2,759   $   8,056   $     12,891   $  23,706   $  26,590   0.6%-14.5%
              United States                     1,355       2,565         13,470      17,390      18,301   1.5%-12.0%
                                       --------------   ---------   ------------   ---------   ---------
                                       $        4,114   $  10,621   $     26,361   $  41,096   $  44,891
                                       ==============   =========   ============   =========   =========

66  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (c)  Included in portfolio investments are the following:

          (i)   Non-performing loans:

                                                                2002
                                                 ----------------------------------
                                                  CANADA    UNITED STATES    TOTAL
                                                 --------   -------------   -------
                Asset Class
                    Bonds                        $     86   $          39   $   125
                    Mortgage loans                      7               4        11
                    Foreclosed real estate              -               3         3
                                                 --------   -------------   -------
                                                 $     93   $          46   $   139
                                                 ========   =============   =======

                                                                2001
                                                 ----------------------------------
                                                  Canada    United States    Total
                                                 --------   -------------   -------
                Asset Class
                    Bonds                        $     39   $         113   $   152
                    Mortgage loans                     10               8        18
                    Foreclosed real estate              -              17        17
                                                 --------   -------------   -------
                                                 $     49   $         138   $   187
                                                 ========   =============   =======

                Non-performing loans include non-accrual loans and foreclosed real estate held for sale. Bond and mortgage investments are reviewed on a loan by loan basis to determine non-performing status. Loans are classified as non-accrual when:

                (1) payments are 90 days or more in arrears, except in those cases where, in the opinion of management, there is justification to continue to accrue interest; or

                (2) The Company no longer has reasonable assurance of timely collection of the full amount of the principal and interest due; or

                (3) modified/restructured loans are not performing in accordance with the contract.

                Where appropriate, provisions are established or write-offs made to adjust the carrying value to the net realizable amount. Wherever possible the fair value of collateral underlying the loans or observable market price is used to establish net realizable value.

          (ii)  Allowance for credit losses:

                                                                2002
                                                 ----------------------------------
                                                  CANADA    UNITED STATES    TOTAL
                                                 --------   -------------   -------
                Bonds & mortgage loans           $     78   $          88   $   166
                                                 ========   =============   =======

                                                                2001
                                                 ----------------------------------
                                                  Canada    United States    Total
                                                 --------   -------------   -------
                Bonds & mortgage loans           $     46   $         100   $   146
                                                 ========   =============   =======

          (iii) Changes in the allowance for credit losses are as follows:

                                                                2002
                                                 ----------------------------------
                                                  CANADA    UNITED STATES    TOTAL
                                                 --------   -------------   -------
                Balance, beginning of year       $     46   $         100   $   146
                Provision for credit losses            42              (8)       34
                Recoveries of prior write-offs          6               5        11
                Write-offs                            (16)             (8)      (24)
                Other (including foreign
                  exchange rate changes)                -              (1)       (1)
                                                 --------   -------------   -------
                Balance, end of year             $     78   $          88   $   166
                                                 ========   =============   =======

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  67

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

2.   PORTFOLIO INVESTMENTS (CONT'D)

                                                                                 2001
                                                                 -------------------------------------
                                                                  Canada     United States      Total
                                                                 --------    -------------     -------
               Balance, beginning of year                        $     43    $         104     $   147
               Provision for credit losses                              4                -           4
               Recoveries of prior write-offs                           2                -           2
               Write-offs                                              (4)             (10)        (14)
               Other (including foreign exchange rate changes)          1                6           7
                                                                 --------    -------------     -------
               Balance, end of year                              $     46    $         100     $   146
                                                                 ========    =============     =======

               The allowance for credit losses includes general provisions, established at a level that together with the provision for future credit losses included in actuarial liabilities, reflects the Company's estimate of potential future credit losses.

     (d) Investments in real estate include an asset value allowance which provides for deterioration of market values associated with real estate held for investment.

                                                                  CANADA     UNITED STATES      TOTAL
                                                                 --------    -------------     -------
          AS AT DECEMBER 31, 2002                                $     25    $           -     $    25
                                                                 ========    =============     =======

          As at December 31, 2001                                $     27    $           -     $    27
                                                                 ========    =============     =======

     (e) Also included in portfolio investments are modified/restructured loans that are performing in accordance with their current terms.

                                                                  CANADA     UNITED STATES      TOTAL
                                                                 --------    -------------     -------
          AS AT DECEMBER 31, 2002                                $     33    $         150     $   183
                                                                 ========    =============     =======

          As at December 31, 2001                                $     63    $         173     $   236
                                                                 ========    =============     =======

     (f) Net investment income of $3,638 ($3,713 in 2001) includes amortization of net deferred realized gains on portfolio investments and unrealized gains on stocks and real estate as follows:

                                                                                  2002
                                                                 -------------------------------------
                                                                  CANADA     UNITED STATES      TOTAL
                                                                 --------    -------------     -------
          Bonds                                                  $     81    $          31     $   112
          Mortgage loans                                               14                2          16
          Stocks                                                       65                6          71
          Real estate                                                  19                2          21
                                                                 --------    -------------     -------
                                                                 $    179    $          41     $   220
                                                                 ========    =============     =======

                                                                                  2001
                                                                 -------------------------------------
                                                                  Canada     United States      Total
                                                                 --------    -------------     -------
          Bonds                                                  $     78    $          12     $    90
          Mortgage loans                                               17                2          19
          Stocks                                                       80                7          87
          Real estate                                                  19                2          21
                                                                 --------    -------------     -------
                                                                 $    194    $          23     $   217
                                                                 ========    =============     =======

68  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (g) The balance of net deferred gains on portfolio investments sold is comprised of the following:

                                                                                  2002
                                                                 -------------------------------------
                                                                  CANADA     UNITED STATES      TOTAL
                                                                 --------    -------------     -------
          Bonds                                                  $    453    $          86     $   539
          Mortgage loans                                               30                4          34
          Stocks                                                      317               44         361
          Real estate                                                  14               10          24
                                                                 --------    -------------     -------
                                                                 $    814    $         144     $   958
                                                                 ========    =============     =======

                                                                                  2001
                                                                 -------------------------------------
                                                                  Canada     United States      Total
                                                                 --------    -------------     -------
          Bonds                                                  $    464    $          66     $   530
          Mortgage loans                                               38                4          42
          Stocks                                                      408               51         459
          Real estate                                                   8               10          18
                                                                 --------    -------------     -------
                                                                 $    918    $         131     $ 1,049
                                                                 ========    =============     =======

3.   PLEDGING OF ASSETS

     The amount of assets which have a security interest by way of pledging are outlined below by major pledging activity:

                                                                                  2002
                                                                 -------------------------------------
                                                                  CANADA     UNITED STATES      TOTAL
                                                                 --------    -------------     -------
     Derivative transactions                                     $      -    $           2     $     2
     In respect of real estate                                        122                -         122
     In respect of reinsurance agreements                              49                -          49
                                                                 --------    -------------     -------
                                                                 $    171    $           2     $   173
                                                                 ========    =============     =======

                                                                                  2001
                                                                 -------------------------------------
                                                                  Canada     United States      Total
                                                                 --------    -------------     -------
     Derivative transactions                                     $      -    $           4     $     4
     In respect of real estate                                        125                -         125
     In respect of reinsurance agreements                              61                -          61
                                                                 --------    -------------     -------
                                                                 $    186    $           4     $   190
                                                                 ========    =============     =======

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  69

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

4.   GOODWILL AND INTANGIBLE ASSETS

     (a)  GOODWILL

          The carrying value of goodwill and changes in the carrying value of goodwill are as follows:

                                                                                   2002
                                                                   -----------------------------------
                                                                    CANADA    UNITED STATES     TOTAL
                                                                   --------   -------------    -------
          Balance, beginning of year                               $  1,538   $          66    $ 1,604
          Reclassification between goodwill and intangible assets      (529)              -       (529)
          Reclassification between goodwill and future taxes             86               -         86
          Sale of subsidiary                                             (3)              -         (3)
                                                                   --------   -------------    -------
          Balance, end of year                                     $  1,092   $          66    $ 1,158
                                                                   ========   =============    =======

                                                                                   2001
                                                                   -----------------------------------
                                                                    Canada    United States     Total
                                                                   --------   -------------    -------
          Balance, beginning of year                               $  1,600   $          79    $ 1,679
          Amortization of goodwill                                      (62)             (4)       (66)
          Goodwill acquired                                               -              17         17
          Goodwill written-off                                            -             (28)       (28)
          Changes in foreign exchange rates                               -               2          2
                                                                   --------   -------------    -------
          Balance, end of year                                     $  1,538   $          66    $ 1,604
                                                                   ========   =============    =======

     (b)  INTANGIBLE ASSETS

          The Company has identified indefinite life intangible assets acquired as part of London Insurance Group (LIG) in 1997, which are not subject to amortization. The carrying value of intangible assets and changes in the carrying value of intangible assets for the year ended December 31,2002 are as follows:

                                                                         CANADA    UNITED STATES     TOTAL
                                                                        --------   -------------    -------
          Balance, beginning of year                                    $      -   $           -    $     -
          Reclassification from goodwill
              - Brands and trademarks                                        175               -        175
              - Shareholder portion of acquired future
                  Participating account profits                              354               -        354
                                                                        --------   -------------    -------
          Balance, end of year                                          $    529   $           -    $   529
                                                                        ========   =============    =======

5.   ACTUARIAL LIABILITIES

     (a)  COMPOSITION OF ACTUARIAL LIABILITIES AND RELATED SUPPORTING ASSETS

          (i)   The composition of actuarial liabilities is as follows:

                                                                                          2002
                                                       -------------------------------------------------------------------------
                                                       PARTICIPATING POLICYHOLDER     NON-PARTICIPATING POLICYHOLDER
                                                       --------------------------     ------------------------------
                                                         CANADA     UNITED STATES        CANADA        UNITED STATES     TOTAL
                                                       ---------    -------------     ------------     -------------   ---------
                Group Insurance                        $       -    $           -     $      2,829     $           -   $   2,829
                Individual Insurance & Investment         10,979                -            6,132                 -      17,111
                Reinsurance                                    -                -            5,960                 -       5,960
                Property & Casualty                            -                -                -                 -           -
                Employee Benefits                              -                -                -               558         558
                Financial Services                             -            7,829                -            10,221      18,050
                                                       ---------    -------------     ------------     -------------   ---------
                Total                                  $  10,979    $       7,829     $     14,921     $      10,779   $  44,508
                                                       =========    =============     ============     =============   =========

70  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                          2001
                                                       -------------------------------------------------------------------------
                                                       Participating Policyholder     Non-Participating Policyholder
                                                       --------------------------     ------------------------------
                                                         Canada     United States        Canada        United States     Total
                                                       ---------    -------------     ------------     -------------   ---------
                Group Insurance                        $       -    $           -     $      2,721     $           -   $   2,721
                Individual Insurance & Investment         10,210                -            6,318                 -      16,528
                Reinsurance                                    -                -            5,707                 -       5,707
                Property & Casualty                            -                -               30                 -          30
                Employee Benefits                              -                -                -               617         617
                Financial Services                             -            7,711                -            10,595      18,306
                                                       ---------    -------------     ------------     -------------   ---------
                Total                                  $  10,210    $       7,711     $     14,776     $      11,212   $  43,909
                                                       =========    =============     ============     =============   =========

          (ii) The composition of the assets supporting liabilities and surplus is as follows:

                AS AT DECEMBER 31, 2002                                           CANADA
                                                   --------------------------------------------------------------------
                                                               MORTGAGE
                                                     BONDS       LOANS     STOCKS    REAL ESTATE    OTHER      TOTAL
                                                   ---------   --------   --------   -----------   -------   ----------
                BALANCE SHEET VALUE
                Participating
                   Individual Insurance
                     & Investment                  $   6,021   $  3,062   $    130   $         2   $ 1,764   $   10,979
                Non-Participating
                   Group Insurance                     1,649        811         96             1       272        2,829
                   Individual Insurance
                     & Investment                      3,463      2,246        219            18       186        6,132
                Reinsurance                            1,427          -         74             -     4,459        5,960
                Property & Casualty                        -          -          -             -         -            -
                Other                                  3,581      1,060        807           763     1,541        7,752
                Capital and surplus                      973         11         88           296       990        2,358
                                                   ---------   --------   --------   -----------   -------   ----------
                TOTAL BALANCE SHEET VALUE          $  17,114   $  7,190   $  1,414   $     1,080   $ 9,212   $   36,010
                                                   =========   ========   ========   ===========   =======   ==========
                FAIR VALUE                         $  17,954   $  7,668   $  1,423   $     1,269   $ 9,212   $   37,526
                                                   =========   ========   ========   ===========   =======   ==========

                                                                               UNITED STATES
                                                   --------------------------------------------------------------------
                                                               MORTGAGE
                                                     BONDS       LOANS     STOCKS    REAL ESTATE    OTHER      TOTAL
                                                   ---------   --------   --------   -----------   -------   ----------
                BALANCE SHEET VALUE
                Participating
                   Financial Services              $   3,161   $     70   $      -   $         -   $ 4,598   $    7,829
                Non-Participating
                   Employee Benefits                     531          9          -             -        18          558
                   Financial Services                  9,168        525          -             -       528       10,221
                Other                                  1,798          5         16            16     1,268        3,103
                Capital and surplus                    1,992         51        151           171       (15)       2,350
                                                   ---------   --------   --------   -----------   -------   ----------
                TOTAL BALANCE SHEET VALUE          $  16,650   $    660   $    167   $       187   $ 6,397   $   24,061
                                                   =========   ========   ========   ===========   =======   ==========
                FAIR VALUE                         $  17,379   $    679   $    143   $       212   $ 6,397   $   24,810
                                                   =========   ========   ========   ===========   =======   ==========

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  71

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

5.   ACTUARIAL LIABILITIES (CONT'D)

                As at December 31, 2001                                           Canada
                                                   --------------------------------------------------------------------
                                                               Mortgage
                                                     Bonds       Loans     Stocks    Real Estate    Other      Total
                                                   ---------   --------   --------   -----------   -------   ----------
                BALANCE SHEET VALUE
                Participating
                   Individual Insurance
                     & Investment                  $   5,383   $  2,824   $    101   $         2   $ 1,900   $   10,210
                Non-Participating
                   Group Insurance                     1,545        808        103             2       263        2,721
                   Individual Insurance
                     & Investment                      3,324      2,438        255            19       282        6,318
                Reinsurance                            1,532          -         73             -     4,102        5,707
                Property & Casualty                       30          -          -             -         -           30
                Other                                  3,818      1,268        525           748     1,091        7,450
                Capital and surplus                      636         54        195           301     1,068        2,254
                                                   ---------   --------   --------   -----------   -------   ----------
                TOTAL BALANCE SHEET VALUE          $  16,268   $  7,392   $  1,252   $     1,072   $ 8,706   $   34,690
                                                   =========   ========   ========   ===========   =======   ==========
                FAIR VALUE                         $  16,642   $  7,800   $  1,293   $     1,282   $ 8,706   $   35,723
                                                   =========   ========   ========   ===========   =======   ==========

                                                                              United States
                                                   --------------------------------------------------------------------
                                                               Mortgage
                                                     Bonds       Loans     Stocks    Real Estate    Other      Total
                                                   ---------   --------   --------   -----------   -------   ----------
                BALANCE SHEET VALUE
                Participating
                   Financial Services              $   3,048   $    110   $      -   $         -   $ 4,553   $    7,711
                Non-Participating
                   Employee Benefits                     578         24          -             -        15          617
                   Financial Services                  9,158        737          -             -       700       10,595
                Other                                  1,789         10         14            20     1,571        3,404
                Capital and surplus                    1,740         96        113           180        13        2,142
                                                   ---------   --------   --------   -----------   -------   ----------
                TOTAL BALANCE SHEET VALUE          $  16,313   $    977   $    127   $       200   $ 6,852   $   24,469
                                                   =========   ========   ========   ===========   =======   ==========
                FAIR VALUE                         $  16,650   $    994   $    117   $       229   $ 6,852   $   24,842
                                                   =========   ========   ========   ===========   =======   ==========

Cash flows of assets supporting actuarial liabilities are matched within reasonable limits. Changes in the fair values of assets are essentially offset by changes in the fair value of actuarial liabilities.

Changes in the fair values of assets backing capital and surplus, less related income taxes, would result in a corresponding change in surplus when realized.

The carrying value of assets backing actuarial liabilities plus the portion of deferred gains associated with actuarial liabilities is $45,029 ($44,453 in 2001).The fair value of these assets is $46,696 ($45,348 in 2001).

72  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (b)  NATURE OF ACTUARIAL LIABILITIES

          Actuarial liabilities represent the amounts equal to the carrying value of the assets that, taking into account the other pertinent items on the balance sheet, will be sufficient to discharge the Company's obligations over the term of the liability for its insurance policies and to pay expenses related to the administration of those policies. Actuarial liabilities are determined using generally accepted actuarial practices, according to standards established by the Canadian Institute of Actuaries. In accordance with these accepted practices, actuarial liabilities have been determined in accordance with the Canadian Asset Liability Method.

     (c)  CHANGES IN ACTUARIAL LIABILITIES

          The change in actuarial liabilities is as follows:

                                                                                  CANADA
                                                   --------------------------------------------------------------------
                                                       PARTICIPATING         NON-PARTICIPATING
                                                       POLICYHOLDER             POLICYHOLDER              TOTAL
                                                   --------------------   ----------------------   --------------------
                                                      2002       2001       2002         2001        2002        2001
                                                   ---------   --------   --------   -----------   --------   ---------
          BALANCE, BEGINNING OF YEAR               $  10,210   $  9,575   $ 14,776   $    14,019   $ 24,986   $  23,594
          Corporate reorganization                         -          -          -           192          -         192
          Normal change - new business                    11          2        993           884      1,004         886
                        - in force                       758        709       (783)         (490)       (25)        219
          Material assumption changes                      -        (76)       (34)            -        (34)        (76)
          Foreign exchange rate changes                    -          -         (2)          171         (2)        171
          Sale of subsidiary                               -          -        (29)           -         (29)          -
                                                   ---------   --------   --------   -----------   --------   ---------
          BALANCE, END OF YEAR                     $  10,979   $ 10,210   $ 14,921   $    14,776   $ 25,900   $  24,986
                                                   =========   ========   ========   ===========   ========   =========

          In 2002, excess interest rate provisions were released for non-participating policyholders and improved mortality rates were experienced by non-participating policyholders.

          In 2001 assumption changes were made in the provision for future participating policyholder obligations.

                                                                               UNITED STATES
                                                   --------------------------------------------------------------------
                                                       PARTICIPATING         NON-PARTICIPATING
                                                       POLICYHOLDER             POLICYHOLDER              TOTAL
                                                   --------------------   ----------------------   --------------------
                                                      2002       2001       2002         2001        2002        2001
                                                   ---------   --------   --------   -----------   --------   ---------
          BALANCE, BEGINNING OF YEAR               $   7,711   $  6,824   $ 11,212   $    11,119   $ 18,923   $  17,943
          Corporate reorganization                         -          -          -          (192)         -        (192)
          Normal change - new business                     -          -         56           164         56         164
                        - in force                       180        451       (395)         (535)      (215)        (84)
          Foreign exchange rate changes                  (62)       436        (94)          656       (156)      1,092
                                                   ---------   --------   --------   -----------   --------   ---------
          BALANCE, END OF YEAR                     $   7,829   $  7,711   $ 10,779   $    11,212   $ 18,608   $  18,923
                                                   =========   ========   ========   ===========   ========   =========

     (d)  ACTUARIAL ASSUMPTIONS

          In the computation of actuarial liabilities, valuation assumptions have been made regarding rates of mortality/morbidity, investment returns, levels of operating expenses and rates of policy termination. The valuation assumptions use best estimates of future experience together with a margin for misestimation and experience deterioration. These margins have been set in accordance with guidelines established by the Canadian Institute of Actuaries and are necessary to provide reasonable assurance that actuarial liabilities are adequate to cover a range of possible outcomes. Margins are reviewed periodically for continued appropriateness.

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  73

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

5.   ACTUARIAL LIABILITIES (CONT'D)

          The methods for arriving at these valuation assumptions are outlined below:

          MORTALITY

          A life insurance mortality study is carried out annually, by country, for Canada and the United States. he results of this study are analyzed and used to update the Company's experience valuation mortality tables for life insurance. When there is insufficient data, use is made of the latest industry experience to derive an appropriate valuation mortality rate. Although mortality improvements have been observed for many years, no future improvements have been assumed for life insurance valuation.

          Annuitant mortality is also studied regularly and the results used to modify established industry experience annuitant mortality tables. Mortality improvement has been projected to occur throughout future years for annuitants.

          MORBIDITY

          The Company uses industry developed experience tables modified to reflect emerging company experience. Both claim incidence and termination are monitored regularly and emerging experience is factored into the current valuation.

          INVESTMENT RETURNS

          The assets which correspond to the different liability categories are segmented. For each segment, projected cash flows from the current assets and liabilities are used in the Canadian Asset Liability Method to determine actuarial liabilities. Cash flows from assets are reduced to provide for asset default losses. Testing under several interest rate scenarios (including increasing and decreasing rates) is done to provide for reinvestment risk.

          EXPENSES

          Unit expense studies are updated regularly to determine an appropriate estimate of future cost for the liability type being valued. Expense improvements are not projected. An inflation assumption consistent with the investment return is incorporated in the estimate of future cost.

          POLICY TERMINATION

          Studies to determine rates of policy termination are updated regularly to form the basis of this estimate. Industry data is also available and is useful where the Company has no experience with specific types of policies or its exposure is limited. The Company has reflected the emerging trend of lower lapsation on lapse supported benefits in its policy liabilities.

          POLICYHOLDER DIVIDENDS

          Future policyholder dividends are included in the determination of actuarial liabilities for participating policies. The Actuary has assumed that policyholder dividends will change in the future to reflect the experience of the participating account, consistent with the participating policyholder dividend policy.

     (e)  RISK MANAGEMENT

          (i)   INTEREST RATE RISK
                Interest rate risk is managed by effectively matching portfolio investments with liability characteristics. Hedging instruments are employed where necessary when there is a lack of suitable permanent investments to minimize loss exposure to interest rate changes.

          (ii)  CREDIT RISK
                Credit risk is managed through an emphasis on quality in the investment portfolio and by maintenance of issuer, industry and geographic diversification standards.

                Projected investment returns are reduced to provide for future credit losses on currently held assets. The net effective yield rate reduction averaged .19% (.19% in 2001) in Canada and .08% (.09% in 2001) in the United States.

74  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                The following outlines the future asset credit losses provided for in actuarial liabilities. These amounts are in addition to the allowance for asset losses included with assets:

                                                       PARTICIPATING POLICYHOLDER     NON-PARTICIPATING POLICYHOLDER
                                                       --------------------------     ------------------------------
                                                         CANADA     UNITED STATES        CANADA        UNITED STATES     TOTAL
                                                       ---------    -------------     ------------     -------------   ---------
                AS AT DECEMBER 31, 2002                $     281    $           9     $        125     $          25   $     440
                                                       =========    =============     ============     =============   =========
                As at December 31, 2001                $     269    $           9     $        105     $          40   $     423
                                                       =========    =============     ============     =============   =========

          (iii) REINSURANCE RISK
                Maximum benefit amount limits (which vary by line of business) are established for life and health insurance and property and casualty insurance and reinsurance is purchased for amounts in excess of those limits.

                Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honour their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

     As a result of reinsurance, actuarial liabilities have been reduced by the following amounts:

                                                       PARTICIPATING POLICYHOLDER     NON-PARTICIPATING POLICYHOLDER
                                                       --------------------------     ------------------------------
                                                         CANADA     UNITED STATES        CANADA        UNITED STATES     TOTAL
                                                       ---------    -------------     ------------     -------------   ---------
                AS AT DECEMBER 31, 2002                $      10    $          31     $      1,091     $         247   $   1,379
                                                       =========    =============     ============     =============   =========
                As at December 31, 2001                $       9    $          31     $      1,016     $         260   $   1,316
                                                       =========    =============     ============     =============   =========

          (iv)  FOREIGN EXCHANGE RISK
                If the assets backing actuarial liabilities are not matched by currency, changes in foreign exchange rates can expose the Company to the risk of foreign exchange losses not offset by liability decreases. Foreign exchange risk is managed whenever possible by matching assets with related liabilities by currency and through the use of derivative instruments such as forward contracts and cross-currency swaps. These financial instruments allow the Company to modify an asset position to more closely match actual or committed liability currency.

          (v)   LIQUIDITY RISK
                Liquidity risk is the risk that the Company will have difficulty raising funds to meet commitments. The liquidity needs of the Company are closely managed through cash flow matching of assets and liabilities and forecasting earned and required yields, to ensure consistency between policyholder requirements and the yield of assets. Approximately 55% of policy liabilities in Canada and 60% of policy liabilities in the United States are non-cashable prior to maturity or subject to market value adjustments.

     (f)  SENSITIVITY OF ACTUARIAL ASSUMPTIONS

          The actuarial assumption most susceptible to change in the short run is future investment returns. One way of measuring the interest rate risk associated with this assumption is to determine the effect on the present value of the projected net asset and liability cash flows of the non-participating business of the Company of an immediate 1% increase or an immediate 1% decrease in the level of interest rates. The effect of an immediate 1% increase in interest rates would be to increase the present value of these projected cash flows by $68 ($15 in 2001).The effect of an immediate 1% decrease in interest rates would be to decrease the present value of these net projected cash flows by $75 ($33 in 2001).The level of actuarial liabilities established under the Canadian Asset Liability Method of valuation provides for interest rate movements significantly greater than the 1% shifts shown above.

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  75

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

6.   COMMERCIAL PAPER AND OTHER LOANS

     (a)  Commercial paper and other loans consist of the following:

                                                                                                   2002
                                                                            ------------------------------------------------
                                                                                    BALANCE SHEET VALUE
                                                                            ----------------------------------    FAIR VALUE
                                                                             CANADA    UNITED STATES    TOTAL        TOTAL
                                                                            --------   -------------   -------    ----------
          SHORT TERM
              Commercial paper and other short term borrowings with
                interest of 1.47%                                           $      -   $         153   $   153    $      153
              Revolving credit in respect of reinsurance business with
                interest rates from 1.8% to 3.4% maturing within
                one year                                                          46               -        46            46
                                                                            --------   -------------   -------    ----------
          Total short term                                                        46             153       199           199
                                                                            --------   -------------   -------    ----------
          LONG TERM
              OPERATING:
                  First mortgages secured by real estate and limited
                    recourse mortgages at interest rates from
                    6.4% to 11.4% maturing at various dates to 2014              122               -       122           129
                  Other notes payable with interest of 8.0%                       15               -        15            15
                                                                            --------   -------------   -------    ----------
                  Sub total                                                      137               -       137           144
              CAPITAL:
                  6.75% Debentures due August 10,2015, unsecured                 200               -       200           218
                  6.74% Debentures due November 24,2031, unsecured               200               -       200           210
                  7.25% Subordinated capital income securities
                    redeemable by the Company on or after
                    June 30,2004, due June 30,2048, unsecured (U.S. $175)          -             276       276           280
                                                                            --------   -------------   -------    ----------
                  Sub total                                                      400             276       676           708
                                                                            --------   -------------   -------    ----------
          Total long term                                                        537             276       813           852
                                                                            --------   -------------   -------    ----------
          Total                                                             $    583   $         429   $ 1,012    $    1,051
                                                                            ========   =============   =======    ==========

          Interest expense on long term loans                               $     39   $          20   $    59
                                                                            ========   =============   =======

76  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                                   2001
                                                                            ------------------------------------------------
                                                                                    Balance Sheet Value
                                                                            ----------------------------------    Fair Value
                                                                             Canada    United States    Total        Total
                                                                            --------   -------------   -------    ----------
          SHORT TERM
              Commercial paper and other short term borrowings
                with interest of 2.55%                                      $      -   $         154   $   154    $      154
              Revolving credit in respect of reinsurance business
                with interest rates from 2.2% to 3.9% maturing within
                one year                                                          61               -        61            61
                                                                            --------   -------------   -------    ----------
          Total short term                                                        61             154       215           215
                                                                            --------   -------------   -------    ----------
          LONG TERM
              OPERATING:
                  First mortgages secured by real estate and limited
                    recourse mortgages at interest rates from 6.4% to
                    11.7% maturing at various dates to 2014                      156               -       156           165
                  Other notes payable at interest rates from 8.0% to 9.0%         25               -        25            25
                                                                            --------   -------------   -------    ----------
                  Sub total                                                      181               -       181           190
              CAPITAL:
                  6.75% Debentures due August 10,2015, unsecured                 200               -       200           210
                  6.74% Debentures due November 24,2031, unsecured               200               -       200           196
                  7.25% Subordinated capital income securities redeemable
                    by the Company on or after June 30,2004, due
                    June 30, 2048, unsecured (U.S. $175)                           -             279       279           279
                                                                            --------   -------------   -------    ----------
                  Sub total                                                      400             279       679           685
                                                                            --------   -------------   -------    ----------
          Total long term                                                        581             279       860           875
                                                                            --------   -------------   -------    ----------
          Total                                                             $    642   $         433   $ 1,075    $    1,090
                                                                            ========   =============   =======    ==========

          Interest expense on long term loans                               $     29   $          20   $    49
                                                                            ========   =============   =======

     (b)  Principal Repayments of Long Term Loans

                                                                           Operating     Capital        Total
                                                                           ---------   -----------     -------
          2003                                                             $      59   $         -     $    59
          2004                                                                    27             -          27
          2005                                                                    17             -          17
          2006                                                                     2             -           2
          2007                                                                     2             -           2
          2008 and thereafter                                                     30           676         706
                                                                           ---------   -----------     -------
                                                                           $     137   $       676     $   813
                                                                           =========   ===========     =======

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  77

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

7.   NON-CONTROLLING INTERESTS

     The Company controlled a 100% equity interest in Great-West and GWL&A at December 31, 2002 and December 31, 2001. The non-controlling interests of GWL&A and Great-West and its subsidicaries are:

     (a)  FOR THE YEARS ENDED DECEMBER 31                                     2002       2001
                                                                            --------   --------
          Participating policyholder
              Net income attributable to participating policyholder
                before policyholder dividends
                  Great-West                                                $     89   $     91
                  London Life                                                    519        511
                  GWL&A                                                          208        202
              Policyholder dividends
                  Great-West                                                      91         87
                  London Life                                                    517        497
                  GWL&A                                                          198        200
                                                                            --------   --------
              Net income                                                    $     10   $     20
                                                                            --------   --------
          Preferred shareholder dividends                                         22         22
          Minority shareholder interest                                            1          2
          Distribution on Great-West Life Capital Trust Securities                 1          -
                                                                            --------   --------
          Total                                                             $     34   $     44
                                                                            ========   ========

     (b)  AS AT DECEMBER 31                                                   2002       2001
                                                                            --------   --------
          Participating policyholder undistributed surplus
              Great-West                                                    $    330   $    332
              London Life                                                        916        914
              GWL&A                                                              244        235
                                                                            --------   --------
                                                                               1,490      1,481
          Preferred shareholders                                                 209        459
          Minority interests in capital stock and surplus                          2         10
          Trust units issued by Great-West Life Capital Trust
            350,000 Trust Securities - Series A                                  350          -
                                                                            --------   --------
                                                                            $  2,051   $  1,950
                                                                            ========   ========

PREFERRED SHAREHOLDERS

On December 31, 2002, the LIG Class 1 Series D 7.25% Non-Cumulative Preferred Shares and Class 1 Series E 7.20% NonCumulative Preferred Shares were redeemed by LIG at a price of $25 per share.

In January 2001, as a result of the joint offer dated December 14, 2000 between 3812774 Canada Inc.(a wholly-owned subsidiary of the Company) and Great-West, 3812774 purchased 658,311 Series L 5.20% Non-Cumulative Preferred Shares of Great-West. 3812774 was transferred to Great-West and concurrently wound up. The purchase price was $23.00 per share for an aggregate purchase price of $15.1. The discount of $2.00 per share, or $1.3, was recorded on consolidation as an increase in surplus.

GREAT-WEST LIFE CAPITAL TRUST SECURITIES (GREATs)

On December 20, 2002, Great-West Life Capital Trust (the Trust), a trust controlled by Great-West, issued $350 of non-voting GREATs which constitutes Tier 1 capital for Canadian regulatory purposes. Each holder of the GREATs will be entitled to receive a semi-annual non-cumulative fixed cash distribution of $29.975 per GREATs, representing an annual yield of 5.995%, payable out of the Trust's net distributable funds. Subject to regulatory approval, the Trust may redeem the GREATs, in whole or in part, at any time on or after December 31,2007 and, under limited circumstances may redeem all, but not less than all of the GREATs prior to December 31, 2007. Related issue costs of $5 ($3 after-tax) were recognized as a charge to surplus in 2002.

78  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

8.   CAPITAL STOCK

     AUTHORIZED

     Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares Unlimited Common Shares

     ISSUED AND OUTSTANDING

                                                                                   2002                         2001
                                                                        --------------------------   --------------------------
                                                                                      STATED VALUE                 Stated Value
                                                                          NUMBER       (THOUSANDS)      Number      (thousands)
                                                                        -----------   ------------   -----------   ------------
     Preferred Shares:
          Series B, 7.45% Non-Cumulative First Preferred Shares                   -   $          -     4,000,000   $    100,000
          Series C, 7.75% Non-Cumulative First Preferred Shares           4,000,000        100,000     4,000,000        100,000
          Series D, 4.70% Non-Cumulative First Preferred Shares           8,000,000        200,000     8,000,000        200,000
          Series 1, 5.00% Non-Cumulative Class A Preferred Shares         5,192,242        129,806     5,192,242        129,806
                                                                        -----------   ------------   -----------   ------------
          Balance, end of year                                           17,192,242   $    429,806    21,192,242   $    529,806
                                                                        -----------   ------------   -----------   ------------
     Common Shares:
          Balance, beginning of year                                    369,459,808   $  1,553,294   372,404,725   $  1,556,559
          Purchased and cancelled under Normal Course Issuer Bid         (4,720,800)       (19,924)   (4,838,400)       (20,295)
          Issued under Stock Option Plan                                  1,637,704         18,394     1,893,483         17,030
                                                                        -----------   ------------   -----------   ------------
          Balance, end of year                                          366,376,712   $  1,551,764   369,459,808   $  1,553,294
                                                                        -----------   ------------   -----------   ------------
     Total Capital Stock                                                              $  1,981,570                 $  2,083,100
                                                                                      ============                 ============

     The Series B, 7.45% Non-Cumulative First Preferred Shares were redeemed by the Company on December 31, 2002 at a price of $25 per share.

     The Series C, 7.75% Non-Cumulative First Preferred Shares are redeemable at the option of the Company on or after September 30, 2002 and are convertible to common shares of the Company at the option of the Company on or after September 30, 2004. The shares are convertible to common shares of the Company at the option of the holder on or after March 31,2005.

     The Series D, 4.70% Non-Cumulative First Preferred Shares are redeemable or convertible to common shares of the Company at the option of the Company on or after March 31, 2009 and are convertible to common shares of the Company at the option of the holder on or after March 31,2014.

     The Series 1,5.00% Non-Cumulative Class A Preferred Shares are redeemable or convertible to common shares of the Company at the option of the Company on or after October 31, 2004, and are convertible to common shares of the Company at the option of the holder on or after January 31,2005.

     During 2002,4,720,800 (4,838,400 in 2001) common shares were purchased for cancellation pursuant to the Company's Normal Course Issuer Bids for a total expenditure of $169 ($164 in 2001) or $35.76 ($33.93 in 2001) per
     share and the price in excess of stated value was charged to surplus.

9.   STOCK BASED COMPENSATION

     The Company has a stock option plan (the Plan) pursuant to which options to subscribe for common shares of Lifeco may be granted to certain officers and employees of Lifeco and its affiliates. The Company's Stock Option Plan Administrative Committee (the Committee) administers the Plan and, subject to the specific provisions of the Plan, fixes the terms and conditions upon which options are granted. The exercise price of each option granted under the Plan is fixed by the Committee, but cannot under any circumstances be less than the weighted-average trading price per Lifeco common share on the Toronto Stock Exchange for the five trading days preceding the date of the grant. Options granted under the Plan expire not later than ten years after the date of the grant. Termination of employment may, in certain circumstances, result in forfeiture of the options, unless otherwise determined by the Committee. The maximum number of Lifeco common shares that may be issued under the Plan is currently 18,500,000.

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  79

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

9.   STOCK BASED COMPENSATION (CONT'D)

     Three categories of options have been granted under the Plan:

     (a) Basic (1) options, which generally become exercisable at the rate of 20% per year commencing on the first anniversary of the grant and expire ten years from the date of the grant. Basic (2) options become exercisable at the rate of 33% per year commencing September 30,2002 and expire on April 26,2010.

     (b) Contingent Options, which become exercisable only if certain financial targets are attained by GWL&A. Subject to the attainment of those financial targets, Contingent Options either (a) become exercisable on April 1,2002 and expire on June 26,2007 or (b) become exercisable at the rate of 20% per year commencing December 31,2001 and expire on April 25,2011.

     (c) Special Options, which become exercisable only if certain financial targets are attained by Great-West and by London Life. Subject to the attainment of those financial targets, 40% of the Special Options became exercisable on February 28, 2000 and 20% of the Special Options became exercisable on February 28,2001 and 20% of the Special Options become exercisable on April 22 in each of the years 2002 and 2003. All of the Special Options expire on April 21,2008.

     The following table summarizes the status of, and changes in, options outstanding and the weighted-average exercise price:

                                                                               2002                        2001
                                                                   ---------------------------  ---------------------------
                                                                                   WEIGHTED-                   Weighted-
                                                                                   AVERAGE                      Average
                                                                    OPTIONS     EXERCISE PRICE    Options    Exercise Price
                                                                   ----------   --------------  ----------   --------------
     Outstanding, beginning of year                                12,303,154   $        16.99  13,597,821   $        16.99
          Granted                                                     174,500            34.84   1,354,750            34.58
          Exercised                                                (1,637,704)           11.23  (1,893,483)            8.99
          Forfeited                                                  (809,213)           18.31    (755,934)           20.24
                                                                   ----------   --------------  ----------   --------------
     Outstanding, end of year                                      10,030,737   $        21.77  12,303,154   $        16.99
                                                                   ----------   --------------  ----------   --------------
     Options exercisable at year-end                                6,303,818   $        18.05   5,232,735   $        14.15
                                                                   ==========   ==============  ==========   ==============

     The weighted average fair value of options granted during 2002 was $11.38 per option. The fair value of each option was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for those options granted in 2002: dividend yield 2.453%, expected volatility 31.67%, risk-free interest rate 5.125%, and expected life of 7 years.

     The following table summarizes information on the ranges of exercise prices including weighted-average remaining contractual life at December 31,2002:

                                                           OUTSTANDING                                 EXERCISABLE
                                           ------------------------------------------------   --------------------------
                                                            WEIGHTED-
                                                             AVERAGE            WEIGHTED-                   WEIGHTED-
     EXERCISE PRICE                                         REMAINING            AVERAGE                     AVERAGE
         RANGES                             OPTIONS      CONTRACTUAL LIFE    EXERCISE PRICE    OPTIONS    EXERCISE PRICE   EXPIRY
     --------------                        ---------     ---------------     --------------   ---------   --------------   ------
      $8.48 - $9.84                        1,506,386                3.56     $         8.48   1,506,386   $         8.48    2006
     $11.26 - $16.76                       1,825,182                4.61              16.34   1,825,182            16.34    2007
     $20.24 - $22.28                       1,342,950                5.25              21.80   1,094,950            21.78    2008
     $22.13 - $27.25                         620,900                6.38              23.68     389,700            23.37    2009
     $20.22 - $32.95                       3,312,569                7.47              24.94   1,235,150            23.90    2010
     $34.28 - $35.40                       1,248,250                8.75              34.54     252,450            34.55    2011
     $34.40 - $37.39                         174,500                9.54              34.84           -                -    2012

     In accordance with the intrinsic value based method of accounting for stock-based compensation, no compensation expense has been recognized. Had the fair value based method of accounting been applied, compensation expense, net of tax, would have been recorded for the options granted under the Company's plan during 2002 based on the fair value of the options granted, amortized over the vesting period. The Company's net income for 2002 on this basis would have been reduced by less than $1 and earnings per common share would have been reduced by less than $0.001.

80  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

10.  PENSION PLANS AND OTHER POST RETIREMENT BENEFITS

     (a)  DEFINED BENEFIT PENSION PLANS

          (i) The status of the Company's defined benefit pension plans is as follows:

                                                                      2002                                   2001
                                                      ------------------------------------     ----------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States    Total
                                                      -------     -------------    -------     ------     -------------   -------
                Assets at fair value                  $ 1,044        $   258       $ 1,302     $ 1,176       $   299      $ 1,475
                Accrued benefit obligation              1,015            294         1,309       1,039           240        1,279
                                                      -------        -------       -------     -------       -------      -------
                Excess (deficit) of assets
                  over obligations                         29            (36)           (7)        137            59          196
                                                      =======        =======       =======     =======       =======      =======
                Unamortized net experience losses
                  (gains) and assumption changes           71             69           140         (58)          (16)         (74)
                Unamortized net asset at transition         -              -             -          (4)            -           (4)
                                                      -------        -------       -------     -------       -------      -------
                Excess funding contribution balance
                  (reflected in Other Assets)         $   100        $    33       $   133     $    75       $    43      $   118
                                                      =======        =======       =======     =======       =======      =======
                Significant Weighted-Average
                  Actuarial Assumptions:
                Discount rate                            6.75%          6.75%                     6.75%         7.25%
                Expected return on assets                7.75%          8.00%                     7.75%         8.00%
                Assumed compensation increase            5.25%          3.92%                     5.25%         4.00%

          (ii)  The change in the fair value of plan assets is as follows:

                                                                      2002                                   2001
                                                      ------------------------------------     ----------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States    Total
                                                      -------     -------------    -------     -------    -------------   -------
                Fair value of assets,
                  beginning of year                   $ 1,176        $   299       $ 1,475     $ 1,245       $   290      $ 1,535
                Employee contributions                      5              -             5           5             -            5
                Employer contributions                     15              -            15           2             -            2
                Return on plan assets                     (34)           (28)          (62)         13            (1)          12
                Benefits paid                            (118)           (10)         (128)        (89)           (8)         (97)
                Foreign exchange rate changes               -             (3)           (3)          -            18           18
                                                      -------        -------       -------     -------       -------      -------
                Fair value of assets, end of year     $ 1,044        $   258       $ 1,302     $ 1,176       $   299      $ 1,475
                                                      =======        =======       =======     =======       =======      =======

          (iii) The change in the accrued benefit obligation is as follows:

                                                                      2002                                   2001
                                                      ------------------------------------     ----------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States    Total
                                                      -------     -------------    -------     -------    -------------   -------
                Accrued benefit obligation,
                  beginning of year                   $ 1,039        $   240       $ 1,279     $ 1,026       $   211      $ 1,237
                Current service cost                       25             14            39          25            13           38
                Interest on accrued pension
                  obligation                               67             18            85          69            15           84
                Actuarial (gains) losses                    2             33            35           8            (4)           4
                Benefits paid                            (118)           (10)         (128)        (89)           (8)         (97)
                Foreign exchange rate changes               -             (1)           (1)          -            13           13
                                                      -------        -------       -------     -------       -------      -------
                Accrued benefit obligation,
                  end of year                         $ 1,015        $   294       $ 1,309     $ 1,039       $   240      $ 1,279
                                                      =======        =======       =======     =======       =======      =======

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  81

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

10.  PENSION PLANS AND OTHER POST RETIREMENT BENEFITS (CONT'D)

          (iv)  Pension expense is determined as follows:

                                                                      2002                                   2001
                                                      ------------------------------------     --------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States   Total
                                                      ------      -------------     ------     ------     -------------   -----
                Current service cost                  $   25         $    14        $   39     $   25        $   13       $  38
                Employee contributions                    (5)              -            (5)        (5)            -          (5)
                                                      ------         -------        ------     ------        ------       -----
                Employer current service cost             20              14            34         20            13          33
                Interest on accrued pension
                  obligation                              67              18            85         69            15          84
                Amortization of net experience
                  gains and assumption changes            (8)              1            (7)       (15)           (2)        (17)
                Amortization of net asset at
                  transition                              (4)              -            (4)        (4)            -          (4)
                Expected return on plan assets           (87)            (23)         (110)       (96)          (24)       (120)
                                                      ------         -------        ------     ------        ------       -----
                                                      $  (12)        $    10        $   (2)    $  (26)       $    2       $ (24)
                                                      ======         =======        ======     ======        ======       =====

     (b)  OTHER PENSION PLANS

          (i) The Company also maintains defined contribution pension plans for certain employees and agents the costs of which are as follows:

                                                                      2002                                   2001
                                                      -----------------------------------      --------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States   Total
                                                      ------      -------------     -----      ------     -------------   -----
                Contributions expensed                $   2            $  11         $ 13       $   2         $  12        $ 14
                                                      =====            =====         ====       =====         =====        ====

          (ii) In addition, the Company maintains supplemental executive retirement plans for certain key executives which provide certain benefits upon retirement, disability or death based on total compensation.

                                                                      2002                                   2001
                                                      -----------------------------------      --------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States   Total
                                                      ------      -------------     -----      ------     -------------   -----
                In year expense                       $   3            $  4          $  7       $  1          $   4        $  5
                                                      =====            ====          ====       ====          =====        ====
                End of year total liability           $  28            $ 33          $ 61       $ 18          $  33        $ 51
                                                      =====            ====          ====       ====          =====        ====

     (c)  OTHER POST RETIREMENT BENEFITS

          (i) The status of the Company's other post retirement benefits plans is as follows:

                                                                      2002                                   2001
                                                      ------------------------------------     --------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States   Total
                                                      ------      -------------     ------     ------     -------------   -----
                Accrued other post retirement
                  benefits obligation                 $  221           $  49         $ 270      $ 191         $  92       $ 283
                Unamortized experience gain (loss)       (23)             33            10         (5)          (18)        (23)
                                                      ------           -----         -----      -----         -----       -----
                Accrued benefit obligation
                  (reflected in Other Liabilities)    $  198           $  82         $ 280      $ 186         $  74       $ 260
                                                      ======           =====         =====      =====         =====       =====

82  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                SIGNIFICANT WEIGHTED-AVERAGE ACTUARIAL ASSUMPTIONS:

                The discount rate used to determine the accrued benefit obligation was 6.75% for both the Canadian and United States plans. In determining the expected cost of Canadian health care benefit plans, health care costs were assumed to increase by 8.4% in 2002 and gradually decrease to a level of 4.8% by 2008. For the United States health care benefit plans, health care costs were assumed to increase by 9.5% in 2002 and gradually decrease to a level of 5.25% by 2011 subject to conditions of the plans.

          (ii) The change in the other post retirement benefits obligation is as follows:

                                                                      2002                                   2001
                                                      ------------------------------------     --------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States   Total
                                                      -------     -------------     ------     ------     -------------   -----
                Accrued other post retirement
                  benefits obligation, beginning
                  of year                             $   191          $   92       $  283     $  167         $   50      $ 217
                Current service cost                        7               6           13          5              5         10
                Interest on accrued other post
                  retirement benefit obligation            13               5           18         12              5         17
                Amendments                                  -             (35)         (35)         -              -          -
                Actuarial (gains) losses                   17             (16)           1         14             31         45
                Benefits paid                              (7)             (2)          (9)        (7)            (2)        (9)
                Foreign exchange rate changes               -              (1)          (1)         -              3          3
                                                      -------          ------       ------     ------         ------      -----
                Accrued other post retirement
                  benefits obligation, end of year    $   221          $   49       $  270     $  191         $   92      $ 283
                                                      =======          ======       ======     ======         ======      =====

          (iii) Other post retirement benefits expense is determined as follows:

                                                                      2002                                   2001
                                                      ------------------------------------     --------------------------------
                                                      CANADA      UNITED STATES     TOTAL      Canada     United States   Total
                                                      ------      -------------     ------     ------     -------------   -----
                Current service cost                  $    7           $  6          $  13      $   5         $   5       $  10
                Interest on accrued other post
                  retirement benefits obligation          13              5             18         12             5          17
                                                      ------           ----          -----      -----         -----       -----
                                                      $   20           $ 11          $  31      $  17         $  10       $  27
                                                      ======           ====          =====      =====         =====       =====

          The effect of a 1% increase in assumed healthcare cost trend rates would be an increase in the accrued post retirement benefit obligation of $35 in Canada and $4 in the United States as at December 31, 2002 and an increase in the 2002 post retirement benefit expense of $5 in Canada and $2 in the United States. A decrease of 1% in assumed healthcare cost trend rates would result in respective decreases of approximately the same amount.

11.  EARNINGS PER COMMON SHARE

     The following table provides the reconciliation between basic and diluted earnings per common share:

                                                                                   2002            2001
                                                                              -------------   -------------
          (a)   EARNINGS
                Net income - common shareholders                              $         931   $         515

          (b)   NUMBER OF COMMON SHARES
                AVERAGE number of common shares outstanding                     367,987,648     371,244,073
                Add: Potential exercise of outstanding stock options              4,619,909       6,119,984
                                                                              -------------   -------------
                Average number of common shares outstanding - diluted basis     372,607,557     377,364,057
                                                                              =============   =============

          EARNINGS PER COMMON SHARE ((a) DIVIDED BY (b))
                Basic                                                         $       2.530   $       1.387
                                                                              =============   =============
                Diluted                                                       $       2.499   $       1.365
                                                                              =============   =============

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  83

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

12.  RELATED PARTY TRANSACTIONS

     In the normal course of business, Great-West provided insurance benefits to other companies within the Power Financial Corporation group of companies. In all cases, transactions were at market terms and conditions.

     During the year, Great-West provided to and received from Investors Group, a member of the Power Financial Group of companies, certain administrative services. Great-West also provided life insurance and disability insurance products under a distribution agreement with Investors Group. London Life provided distribution services to Mackenzie Financial Corporation, a company within the Power Financial Corporation group of companies. All transactions were provided on terms and conditions at least as favourable as market terms and conditions.

     During 2002, Great-West and London Life purchased residential mortgages of $200 from Investors Group ($278 in 2001). Great-West and London Life sold residential mortgages of $42 ($26 in 2001) to segregated funds maintained by Great-West and $143 ($98 in 2001) to segregated funds maintained by London Life. All transactions were at market terms and conditions.

     On April 19, 2001, Great-West completed its previously announced investment of $230 to acquire 9,200,000 Investors Group treasury common shares.

13.  INCOME TAXES

     (a) Future income taxes consist of the following taxable temporary differences on:

                                                                           2002        2001
                                                                         --------    -------
          Policy liabilities                                             $     31    $   102
          Portfolio investments                                               189        206
          Other                                                               (82)         9
                                                                         --------    -------
                                                                         $    138    $   317
                                                                         ========    =======

     (b)  The Company's effective income tax rate is derived as follows:

                                                                           2002        2001
                                                                         --------    -------
          Combined basic Canadian federal and provincial tax rate            39.0%      42.3%
          Increase (decrease) in the income tax rate resulting from:
                Non-taxable investment income                                (5.6)      (5.4)
                Lower effective tax rates on income not subject to
                  tax in Canada                                              (2.3)      (1.6)
                Investment income tax                                         1.8        2.8
                Large corporations tax                                        0.1        0.1
                Impact of rate changes on future income taxes                 0.3       (1.0)
                Miscellaneous                                                 1.1        2.0
                                                                         --------    -------
          Effective income tax rate applicable to current year               34.4       39.2
          Increase (decrease) in the income tax rate resulting from
            prior years' tax adjustments                                     (4.2)       1.0
                                                                         --------    -------
          Effective income tax rate                                          30.2%      40.2%
                                                                         ========    =======

2002 results include a $50 net reduction in the Canadian provisions for income taxes due to favourable tax experience arising from the completion of tax audits. The impact of this reduction in provisions was an increase in after tax income of $41 in the shareholder account and $9 in the participating policyholder account.

84  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

14.  OFF BALANCE SHEET FINANCIAL INSTRUMENTS

     In the normal course of managing exposure to fluctuations in interest and foreign exchange rates, and to market risks, the Company is an end user of various derivative financial instruments that are not reported on the balance sheet. Contracts are either exchange traded or over-the-counter traded with counterparties that are highly rated financial institutions.

     (a) The following table summarizes the Company's derivative portfolio and related credit exposure:

                                                                       2002
                                             --------------------------------------------------------
                                                        MAXIMUM    FUTURE      CREDIT         RISK
                                             NOTIONAL   CREDIT     CREDIT       RISK        WEIGHTED
                                              AMOUNT     RISK     EXPOSURE   EQUIVALENT*   EQUIVALENT
                                             --------   -------   --------   -----------   ----------
                INTEREST RATE CONTRACTS
                     Swaps                   $    792   $    37   $      4   $       41    $        8
                     Options written              302         -          -            -             -
                     Options purchased          1,797         -          5            5             1
                                             --------   -------   --------   ----------    ----------
                                                2,891        37          9           46             9
                                             --------   -------   --------   ----------    ----------
                FOREIGN EXCHANGE CONTRACTS
                     Forward contracts          2,150         5         66           71            14
                     Cross-currency swaps         863         6         49           55             8
                                             --------   -------   --------   ----------    ----------
                                                3,013        11        115          126            22
                                             --------   -------   --------   ----------    ----------
                OTHER DERIVATIVE CONTRACTS
                     Equity contracts             266        61         18           30            11
                     Credit default swaps          32         -          3            3             1
                                             --------   -------   --------   ----------    ----------
                                                  298        61         21           33            12
                                             --------   -------   --------   ----------    ----------
                                             $  6,202   $   109   $    145   $      205    $       43
                                             ========   =======   ========   ==========    ==========
                GEOGRAPHIC
                     Canada                  $  3,396   $    78   $    132   $      161    $       34
                     United States              2,806        31         13           44             9
                                             --------   -------   --------   ----------    ----------
                                             $  6,202   $   109   $    145   $      205    $       43
                                             ========   =======   ========   ==========    ==========

                * CREDIT RISK EQUIVALENT FOR EQUITY CONTRACTS INCLUDES A
                  REDUCTION FOR COLLATERAL OF $49.

                                                                        2001
                                             --------------------------------------------------------
                                                        Maximum    Future      Credit         Risk
                                             Notional   Credit     Credit       Risk        Weighted
                                              Amount     Risk     Exposure   Equivalent*   Equivalent
                                             --------   -------   --------   -----------   ----------
                INTEREST RATE CONTRACTS
                     Swaps                   $    816   $    41   $      4   $       45    $        9
                     Options written              305         -          -            -             -
                     Options purchased          2,442         3          -            3             1
                                             --------   -------   --------   ----------    ----------
                                                3,563        44          4           48            10
                                             --------   -------   --------   ----------    ----------
                FOREIGN EXCHANGE CONTRACTS
                     Forward contracts          1,700         1         47           48             9
                     Cross-currency swaps         791        14         49           63            13
                                             --------   -------   --------   ----------    ----------
                                                2,491        15         96          111            22
                                             --------   -------   --------   ----------    ----------
                OTHER DERIVATIVE CONTRACTS
                     Equity contracts             286        67         19           36            12
                                             --------   -------   --------   ----------    ----------
                                             $  6,340   $   126   $    119   $      195    $       44
                                             ========   =======   ========   ==========    ==========
                GEOGRAPHIC
                     Canada                  $  2,990   $    89   $    116   $      155    $       36
                     United States              3,350        37          3           40             8
                                             --------   -------   --------   ----------    ----------
                                             $  6,340   $   126   $    119   $      195    $       44
                                             ========   =======   ========   ==========    ==========

                * CREDIT RISK EQUIVALENT FOR EQUITY CONTRACTS INCLUDES A
                  REDUCTION FOR COLLATERAL OF $50.

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  85

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

14.  OFF BALANCE SHEET FINANCIAL INSTRUMENTS (CONT'D)

     (b) The following table provides the use, notional amount and estimated fair value of the Company's derivative portfolio:

                                                                    2002
                                             -----------------------------------------------
                                              CONTRACTS HELD FOR ASSET/LIABILITY MANAGEMENT
                                             -----------------------------------------------
                                                     NOTIONAL AMOUNT
                                             --------------------------------       TOTAL
                                              1 YEAR                  OVER        ESTIMATED
                                             OR LESS    1-5 YEARS    5 YEARS     FAIR VALUE
                                             --------   ---------   ---------    -----------
                INTEREST RATE CONTRACTS
                     Swaps                   $    121   $     590   $      81    $        32
                     Options written                -         302           -             (6)
                     Options purchased            798         999           -              -
                                             --------   ---------   ---------    -----------
                                                  919       1,891          81             26
                                             --------   ---------   ---------    -----------

                FOREIGN EXCHANGE CONTRACTS
                     Forward contracts              -           -           -              -
                     Cross-currency swaps          62         456         345           (123)
                                             --------   ---------   ---------    -----------
                                                   62         456         345           (123)
                                             --------   ---------   ---------    -----------

                OTHER DERIVATIVE CONTRACTS
                     Equity contracts              47          93           -             55
                     Credit default swaps           -          32           -              -
                                             --------   ---------   ---------    -----------
                                                   47         125           -             55
                                             --------   ---------   ---------    -----------
                                             $  1,028   $   2,472   $     426    $       (42)
                                             ========   =========   =========    ===========

                GEOGRAPHIC
                     Canada                  $    116   $     627   $     377    $       (61)
                     United States                912       1,845          49             19
                                             --------   ---------   ---------    -----------
                                             $  1,028   $   2,472   $     426    $       (42)
                                             ========   =========   =========    ===========

                                                                  2002
                                             -----------------------------------------------
                                                    CONTRACTS HELD FOR OTHER PURPOSES
                                             -----------------------------------------------
                                                     NOTIONAL AMOUNT
                                             --------------------------------       TOTAL
                                              1 YEAR                  OVER        ESTIMATED
                                             OR LESS    1-5 YEARS    5 YEARS     FAIR VALUE
                                             --------   ---------   ---------    -----------
                INTEREST RATE CONTRACTS
                     Swaps                   $      -   $       -   $       -    $         -
                     Options written                -           -           -              -
                     Options purchased              -           -           -              -
                                             --------   ---------   ---------    -----------
                                                    -           -           -              -
                                             --------   ---------   ---------    -----------

                FOREIGN EXCHANGE CONTRACTS
                     Forward contracts          1,052       1,098           -            (25)
                     Cross-currency swaps           -           -           -              -
                                             --------   ---------   ---------    -----------
                                                1,052       1,098           -            (25)
                                             --------   ---------   ---------    -----------

                OTHER DERIVATIVE CONTRACTS
                     Equity contracts             126           -           -              1
                     Credit default swaps           -           -           -              -
                                             --------   ---------   ---------    -----------
                                                  126           -           -              1
                                             --------   ---------   ---------    -----------
                                             $  1,178   $   1,098   $       -    $       (24)
                                             ========   =========   =========    ===========

                GEOGRAPHIC
                     Canada                  $  1,178   $   1,098   $       -    $       (24)
                     United States                  -           -       -                  -
                                             --------   ---------   ---------    -----------
                                             $  1,178   $   1,098   $       -    $       (24)
                                             ========   =========   =========    ===========

                                                                    2001
                                             -----------------------------------------------
                                              Contracts Held for Asset/Liability Management
                                             -----------------------------------------------
                                                     Notional Amount
                                             --------------------------------       Total
                                              1 Year                  Over        Estimated
                                             or Less    1-5 Years    5 Years     Fair Value
                                             --------   ---------   ---------    -----------
                INTEREST RATE CONTRACTS
                     Swaps                   $    198   $     535   $      83    $        38
                     Options written              118         187           -             (4)
                     Options purchased            655       1,787           -              3
                                             --------   ---------   ---------    -----------
                                                  971       2,509          83             37
                                             --------   ---------   ---------    -----------

                FOREIGN EXCHANGE CONTRACTS
                     Forward contracts              -           -           -              -
                     Cross-currency swaps          42         314         435            (77)
                                             --------   ---------   ---------    -----------
                                                   42         314         435            (77)
                                             --------   ---------   ---------    -----------

                OTHER DERIVATIVE CONTRACTS
                     Equity contracts              49          93           -             62
                                             --------   ---------   ---------    -----------
                                             $  1,062   $   2,916   $     518    $        22
                                             ========   =========   =========    ===========

                GEOGRAPHIC
                     Canada                  $    114   $     514   $     518    $       (11)
                     United States                948       2,402           -             33
                                             --------   ---------   ---------    -----------
                                             $  1,062   $   2,916   $     518    $        22
                                             ========   =========   =========    ===========

                                                                    2001
                                             -----------------------------------------------
                                                    Contracts Held for Other Purposes
                                             -----------------------------------------------
                                                     Notional Amount
                                             --------------------------------       Total
                                              1 Year                  Over        Estimated
                                             or Less    1-5 Years    5 Years     Fair Value
                                             --------   ---------   ---------    -----------
                INTEREST RATE CONTRACTS
                     Swaps                   $      -   $       -   $       -    $         -
                     Options written                -           -           -              -
                     Options purchased              -           -           -              -
                                             --------   ---------   ---------    -----------
                                                    -           -           -              -
                                             --------   ---------   ---------    -----------

                FOREIGN EXCHANGE CONTRACTS
                     Forward contracts            951         749           -            (41)
                     Cross-currency swaps           -           -           -              -
                                             --------   ---------   ---------    -----------
                                                  951         749           -            (41)
                                             --------   ---------   ---------    -----------

                OTHER DERIVATIVE CONTRACTS
                     Equity contracts             144           -           -              3
                                             --------   ---------   ---------    -----------
                                             $  1,095   $     749   $       -    $       (38)
                                             ========   =========   =========    ===========

                GEOGRAPHIC
                     Canada                  $  1,095   $     749   $       -    $       (38)
                     United States                  -           -           -              -
                                             --------   ---------   ---------    -----------
                                             $  1,095   $     749   $       -    $       (38)
                                             ========   =========   =========    ===========

86  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (c)  INTEREST RATE CONTRACTS

          Interest rate swaps are used to hedge interest rate risk related to asset and liability management. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which payments are based. Interest income is adjusted to reflect the interest receivable and interest payable under the interest rate swaps.

          Written call options are used with interest rate swaps to effectively convert convertible, fixed rate bonds to non-convertible variable rate securities as part of the Company's overall asset/liability matching program. The written call option hedges the Company's exposure to the convertibility feature on the bonds. Any premiums received are recognized in net investment income over the life of the option. Gains and losses realized upon exercise of the option are amortized into income over the remaining term of the underlying security.

          Put options are purchased to protect against significant drops in equity markets. Premiums paid are amortized to net investment income over the life of the options. Gains and losses realized upon exercise of the option are recognized in net investment income.

          FOREIGN EXCHANGE CONTRACTS

          Cross-currency swaps are used to hedge foreign currency risk related to asset and liability management. Under these swaps principal amounts and fixed and floating interest payments may be exchanged in different currencies. The carrying value on the balance sheet is adjusted to reflect the amount of the currency swapped and interest income is adjusted to reflect the interest receivable and interest payable under the swaps. The Company also enters into certain foreign exchange forward contracts to hedge the translation of its United States operations into Canadian dollars. The realized gains and losses on these contracts are recognized in net investment income as the contracts are settled. In 2002, realized losses net of tax were $13 ($18 in 2001).

          OTHER DERIVATIVE CONTRACTS

          Equity index swaps are used to hedge certain product liabilities and are marked to market with realized and unrealized gains and losses included in net investment income offsetting the respective realized and unrealized gains and losses on the underlying product liabilities and a corresponding market value adjustment in the amounts paid or credited to policyholders. Equity index swaps are also used as substitutes for cash instruments and are marked to market with realized and unrealized gains and losses included in net investment income.

          The Company uses credit derivatives to manage its credit exposures and for risk diversification in its investment portfolio. Unrealized gains and losses are deferred on the balance sheet and are recognized in net investment income in the period in which the underlying investment is recognized.

15.  CONTINGENT LIABILITIES

     The Company and its subsidiaries are subject to legal actions, including proposed class actions, arising in the normal course of business. It is not expected that any of these legal actions will have a material adverse effect on the consolidated financial position of the Company.

     At December 31, 2002 there are three proposed class actions against Great-West (one in each of British Columbia, Ontario and Quebec) related to the availability of policyholder dividends to pay future premiums. In June 2001, London Life announced an agreement to settle proposed class actions related to the availability of policyholder dividends to pay future premiums on participating life insurance policies purchased from London Life. The agreement received final court approval in 2002. As at the date of the settlement, estimated future settlement benefits of $180 and expenses related to the administration of the settlement in the amount of $20 were fully provided for in existing reserves in London Life's participating account. Actual results could differ from those estimates. There is also a proposed class proceeding in Ontario against the Company, Great-West, LIG and London Life regarding the participation of the London Life participating policyholder account in the financing of the acquisition of LIG in 1997 by Great-West. These proceedings are in their early stages, and it is difficult to predict their outcome with certainty. However, based on information presently known, it is not expected that any of these proceedings will have a material adverse effect on the consolidated financial position of the Company.

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  87

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

16.  THE EVENTS OF SEPTEMBER 11, 2001

     2001 results include a charge of $73 after-tax in the shareholder account and $9 after-tax in the participating policyholder account related to claims provisions from the events of September 11,2001, related to the reinsurance business.

17.  COMMITMENTS

     Clients residing in the United States are required pursuant to their insurance laws to obtain letters of credit issued on London Reinsurance Group's (LRG),a subsidiary of London Life, behalf from approved banks in order to further secure LRG's obligations under reinsurance contracts.

     LRG has a syndicated letter of credit facility providing U.S. $1,425 in letters of credit capacity. The facility has three tranches. One tranche, arranged in 2002 in the amount of U.S. $655, is for a one year term to November 20, 2003. The second tranche, also arranged in 2002 in the amount of U.S. $370, has a three year term expiring November 15, 2005. The third tranche of U.S. $400 expires on October 27,2003. Under the terms and conditions of the facility, collateralization may be required dependant on the future credit ratings of specific LRG subsidiaries and London Life or if a default under the letters of credit agreement occurs. LRG has issued U.S. $1,079 in letters of credit under the facility as at December 31, 2002. LRG had issued U.S. $1,105 under a previous letter of credit facility at December 31, 2001. In addition, LRG has other bilateral letter of credit facilities totalling U.S. $40 (2001 - U.S.$40).Bonds and debentures in the amount of Cdn $11 (2001 - Cdn $15) have been pledged to support these letters of credit.

18.  SEGMENTED INFORMATION

     The major reportable segments are the Canadian and United States operations of the Company. In Canada, the Company operates through Great-West and its wholly owned subsidiary LIG. In the United States, the Company operates primarily through GWL&A. The Canadian and United States segments are also presented by participating and non-participating products.

     The major business units within the Canadian operating segment are:

     Group Insurance                  - life, health and disability insurance
                                        products for group clients.

     Individual Insurance             - life insurance and disability insurance
     & Investment Products              products for individual clients, and
                                        accumulation and payout annuity products for both group and individual clients.

     Reinsurance & Specialty General  - life, property and casualty, accident
     Insurance                          and health, annuity coinsurance and
                                        specialty general insurance in specific
                                        niche markets.

     Corporate                        - business activities and operations that
                                        are not associated with the major
                                        business units of Canadian operations.

The major business units within the United States operating segment are:

     Employee Benefits                - life, health and disability insurance
                                        products for group clients.

     Financial Services               - accumulation and payout annuity products
                                        for both group and individual clients,
                                        401(k) products for group clients and
                                        life insurance products for individual
                                        clients.

     Corporate                        - business activities and operations that
                                        are not associated with the major
                                        business units of United States
                                        operations.

88  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (a)  CONSOLIDATED OPERATIONS

          FOR THE YEAR ENDED DECEMBER 31, 2002                               CANADIAN OPERATIONS
                                                  ---------------------------------------------------------------------------------
                                                                                                             PARTICIPATING
                                                                          SHAREHOLDER                         POLICYHOLDER
                                                  ----------------------------------------------------------  ------------
                                                              INDIVIDUAL                                       INDIVIDUAL
                                                             INSURANCE &                                      INSURANCE &
                                                    GROUP     INVESTMENT  REINSURANCE                          INVESTMENT    TOTAL
                                                  INSURANCE    PRODUCTS   & SPECIALTY CORPORATE       TOTAL     PRODUCTS     CANADA
                                                  ---------  -----------  ----------- ---------     --------  ------------  --------
          INCOME:
               Premium income                      $  2,220    $    662    $  3,922    $     17     $  6,821    $  1,377    $  8,198
               Net investment income                    205         463         474          98        1,240         909       2,149
               Fee and other income                      68         332           2          18          420           -         420
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL INCOME                                2,493       1,457       4,398         133        8,481       2,286      10,767
                                                   --------    --------    --------    --------     --------    --------    --------
          BENEFITS AND EXPENSES:
               Paid or credited to policyholders      1,868         741       4,338          37        6,984       1,994       8,978
               Other                                    426         365          28          22          841         256       1,097
                                                   --------    --------    --------    --------     --------    --------    --------
          NET OPERATING INCOME BEFORE
            INCOME TAXES                                199         351          32          74          656          36         692
          Income taxes                                   74         139           2         (55)         160          36         196
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE NON-CONTROLLING
            INTERESTS                                   125         212          30         129          496           -         496
          Non-controlling interests                       -           -           1          23           24           -          24
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE
            GOODWILL AMORTIZATION                       125         212          29         106          472           -         472
          Amortization of goodwill                        -           -           -           -            -           -           -
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME                               $    125    $    212    $     29    $    106     $    472    $      -    $    472
                                                   ========    ========    ========    ========     ========    ========    ========

          SUMMARY OF NET INCOME
               Preferred shareholder dividends     $      -    $      -    $      -    $     31     $     31    $      -    $     31
               Net income - common shareholders         125         212          29          75          441           -         441
                                                   --------    --------    --------    --------     --------    -------     --------
          NET INCOME                               $    125    $    212    $     29    $    106     $    472    $      -    $    472
                                                   ========    ========    ========    ========     ========    =======     ========

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  89

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

18. SEGMENTED INFORMATION (CONT'D)

FOR THE YEAR ENDED DECEMBER 31, 2002                                       UNITED STATES OPERATIONS
                                                   ---------------------------------------------------------------------------------
                                                                                                 PARTICIPATING
                                                                    SHAREHOLDER                  POLICYHOLDER
                                                   --------------------------------------------  -------------
                                                   EMPLOYEE   FINANCIAL                            FINANCIAL     TOTAL       TOTAL
                                                   BENEFITS    SERVICES   CORPORATE     TOTAL      SERVICES       U.S.      COMPANY
                                                   --------- -----------  ----------- ---------  -------------  --------   ---------
          INCOME:
               Premium income                      $  1,577    $  1,016    $      -    $  2,593     $    396    $  2,989    $ 11,187
               Net investment income                    109         824          (5)        928          561       1,489       3,638
               Fee and other income                   1,036         350           1       1,387            -       1,387       1,807
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL INCOME                                2,722       2,190          (4)      4,908          957       5,865      16,632
                                                   --------    --------    --------    --------     --------    --------    --------
          BENEFITS AND EXPENSES:
               Paid or credited to policyholders      1,208       1,484          (2)      2,690          925       3,615      12,593
               Other                                  1,139         347           9       1,495           21       1,516       2,613
                                                   --------    --------    --------    --------     --------    --------    --------
          NET OPERATING INCOME BEFORE
            INCOME TAXES                                375         359         (11)        723           11         734       1,426
          Income taxes                                  125         112          (4)        233            1         234         430
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE NON-CONTROLLING
            INTERESTS                                   250         247          (7)        490           10         500         996
          Non-controlling interests                       -           -           -           -           10          10          34
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE
            GOODWILL AMORTIZATION                       250         247          (7)        490            -         490         962
          Amortization of goodwill                        -           -           -           -            -           -           -
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME                               $    250    $    247    $     (7)   $    490     $      -    $    490    $    962
                                                   ========    ========    ========    ========     ========    ========    ========

          SUMMARY OF NET INCOME
               Preferred shareholder dividends     $      -    $      -    $      -    $      -     $      -        $  -    $     31
               Net income - common shareholders         250         247          (7)        490            -         490         931
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME                               $    250    $    247    $     (7)   $    490     $      -    $    490    $    962
                                                   ========    ========    ========    ========     ========    ========    ========

90  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

          For the Year Ended December 31, 2001                                     Canadian Operations
                                                  ----------------------------------------------------------------------------------
                                                                                                              Participating
                                                                     Shareholder                              Policyholder
                                                  ----------------------------------------------------------  -------------
                                                              Individual                                       Individual
                                                             Insurance &                                      Insurance &
                                                    Group     Investment  Reinsurance                          Investment    Total-
                                                  Insurance    Products   & Specialty Corporate      Total      Products     Canada
                                                  ---------  -----------  ----------- ---------     --------  ------------- --------
          INCOME:
               Premium income                      $  2,026    $    628    $  3,455    $     16     $  6,125    $  1,326    $  7,451
               Net investment income                    215         513         473         125        1,326         926       2,252
               Fee and other income                      61         311           2          17          391           -         391
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL INCOME                                2,302       1,452       3,930         158        7,842       2,252      10,094
                                                   --------    --------    --------    --------     --------    --------    --------
          BENEFITS AND EXPENSES:
               Paid or credited to policyholders      1,739         799       3,894          33        6,465       1,843       8,308
               Other                                    391         374          78          17          860         275       1,135
                                                   --------    --------    --------    --------     --------    --------    --------
          NET OPERATING INCOME BEFORE
            INCOME TAXES                                172         279         (42)        108          517         134         651
          Income taxes                                   67         104         (12)         (7)         152         116         268
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE NON-CONTROLLING
            INTERESTS                                   105         175         (30)        115          365          18         383
          Non-controlling interests                       -           -           2          22           24          18          42
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE
            GOODWILL AMORTIZATION                       105         175         (32)         93          341           -         341
          Amortization of goodwill                       23          28           8           3           62           -          62
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME                               $     82    $    147    $    (40)   $     90     $    279    $      -    $    279
                                                   ========    ========    ========    ========     ========    ========    ========

          SUMMARY OF NET INCOME
               Preferred shareholder dividends     $      -    $      -    $      -    $     30     $     30    $      -    $     30
               Net income - common shareholders          82         147         (40)         60          249           -         249
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME                               $     82    $    147    $    (40)   $     90     $    279    $      -    $    279
                                                   ========    ========    ========    ========     ========    ========    ========


                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  91

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

18. SEGMENTED INFORMATION (CONT'D)

          For the Year Ended December 31, 2001                                 United States Operations
                                                   ---------------------------------------------------------------------
                                                                                                 Participating
                                                                     Shareholder                 Policyholder
                                                   --------------------------------------------  -------------
                                                   Employee    Financial                           Financial     Total       Total
                                                   Benefits*   Services    Corporate    Total       Services      U.S.      Company
                                                   ---------  -----------  ---------   --------  -------------  --------    --------
          INCOME:
               Premium income                      $  1,708    $    893    $      -    $  2,601     $    425    $  3,026    $ 10,477
               Net investment income                    106         831         (10)        927          534       1,461       3,713
               Fee and other income                   1,105         362           -       1,467            -       1,467       1,858
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL INCOME                                2,919       2,086         (10)      4,995          959       5,954      16,048
                                                   --------    --------    --------    --------     --------    --------    --------
          BENEFITS AND EXPENSES:
               Paid or credited to policyholders      1,439       1,359          (2)      2,796          926       3,722      12,030
               Other                                  1,208         382          14       1,604           22       1,626       2,761
               Special Charges                          204           -           -         204            -         204         204
                                                   --------    --------    --------    --------     --------    --------    --------
          NET OPERATING INCOME BEFORE
            INCOME TAXES                                 68         345         (22)        391           11         402       1,053
          Income taxes                                   18         101           1         120            9         129         397
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE NON-CONTROLLING
            INTERESTS                                    50         244         (23)        271            2         273         656
          Non-controlling interests                       -           -           -           -            2           2          44
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME BEFORE
            GOODWILL AMORTIZATION                        50         244         (23)        271            -         271         612
          Amortization of goodwill                        2           1           1           4            -           4          66
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME                               $     48    $    243    $    (24)   $    267     $      -    $    267    $    546
                                                   ========    ========    ========    ========     ========    ========    ========

          SUMMARY OF NET INCOME
               Preferred shareholder dividends     $      -    $      -    $      1    $      1     $      -    $      1    $     31
               Net income - common shareholders          48         243         (25)        266            -         266         515
                                                   --------    --------    --------    --------     --------    --------    --------
          NET INCOME                               $     48    $    243    $    (24)   $    267     $      -    $    267    $    546
                                                   ========    ========    ========    ========     ========    ========    ========

          * SEE NOTE 19

92  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

     (b)   CONSOLIDATED BALANCE SHEET

          AS AT DECEMBER 31, 2002                               CANADA                            UNITED STATES
                                                 ----------------------------------  -----------------------------------
                                                             PARTICIPATING                        PARTICIPATING              TOTAL
                                                 SHAREHOLDER POLICYHOLDER    TOTAL   SHAREHOLDER  POLICYHOLDER    TOTAL     COMPANY
                                                 ----------- -------------   -----   -----------  -------------   -----     -------
          ASSETS
               Invested assets                     $ 14,897    $ 13,974    $ 28,871    $ 14,550     $  8,130    $ 22,680    $ 51,551
               Goodwill and intangible assets         1,621           -       1,621          66            -          66       1,687
               Other assets                           5,103         415       5,518         987          328       1,315       6,833
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL ASSETS                             $ 21,621    $ 14,389    $ 36,010    $ 15,603     $  8,458    $ 24,061    $ 60,071
                                                   ========    ========    ========    ========     ========    ========    ========
          LIABILITIES, CAPITAL STOCK AND SURPLUS
               Policy liabilities                  $ 16,283    $ 12,606    $ 28,889    $ 11,450     $  7,957    $ 19,407    $ 48,296
               Net deferred gains on portfolio
                 investments sold                       427         387         814         136            8         144         958
               Other liabilities                      1,992         150       2,142       1,667          249       1,916       4,058
               Non-controlling interests                561       1,246       1,807           -          244         244       2,051
               Capital stock and surplus              2,358           -       2,358       2,350            -       2,350       4,708
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL LIABILITIES, CAPITAL STOCK
            AND SURPLUS                            $ 21,621    $ 14,389    $ 36,010    $ 15,603     $  8,458    $ 24,061    $ 60,071
                                                   ========    ========    ========    ========     ========    ========    ========

          As at December 31, 2001                               Canada                            United States
                                                 ----------------------------------  -----------------------------------
                                                             Participating                        Participating              Total
                                                 Shareholder Policyholder    Total   Shareholder  Policyholder    Total     Company
                                                 ----------- ------------- --------  -----------  ------------- --------    -------
          ASSETS
               Invested assets                     $ 14,549    $ 13,257    $ 27,806    $ 14,836     $  8,009    $ 22,845    $ 50,651
               Goodwill and intangible assets         1,538           -       1,538          66            -          66       1,604
               Other assets                           4,829         517       5,346       1,249          309       1,558       6,904
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL ASSETS                             $ 20,916    $ 13,774    $ 34,690    $ 16,151     $  8,318    $ 24,469    $ 59,159
                                                   ========    ========    ========    ========     ========    ========    ========
          LIABILITIES, CAPITAL STOCK AND SURPLUS
               Policy liabilities                  $ 16,085    $ 11,835    $ 27,920    $ 11,847     $  7,832    $ 19,679    $ 47,599
               Net deferred gains on portfolio
                 investments sold                       473         445         918         123            8         131       1,049
               Other liabilities                      1,635         248       1,883       2,038          243       2,281       4,164
               Non-controlling interests                469       1,246       1,715           -          235         235       1,950
               Capital stock and surplus              2,254           -       2,254       2,143            -       2,143       4,397
                                                   --------    --------    --------    --------     --------    --------    --------
          TOTAL LIABILITIES, CAPITAL STOCK
            AND SURPLUS                            $ 20,916    $ 13,774    $ 34,690    $ 16,151     $  8,318    $ 24,469    $ 59,159
                                                   ========    ========    ========    ========     ========    ========    ========

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  93

($ AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

19.  SPECIAL CHARGES

     2001 results include a non-recurring charge of $204 pre-tax ($133 after-tax) in addition to related operating losses of $32 after-tax, both related to Alta Health & Life Insurance Company (Alta) an indirect wholly-owned subsidiary and part of the Company's United States Employee Benefits segment.

20.  DISPOSITIONS

     LONDON GUARANTEE INSURANCE COMPANY

     On March 21, 2002, London Life completed its previously announced sale of its 82.9% indirect interest in London Guarantee Insurance Company which resulted in an after-tax gain of $31.

AUDITORS' REPORT

TO THE SHAREHOLDERS OF GREAT-WEST LIFECO INC.

     We have audited the consolidated balance sheets of Great-West Lifeco Inc. as at December 31,2002 and 2001 and the summaries of consolidated operations, the consolidated statements of surplus and the consolidated statements of cash flow for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

     /s/ Deliotte & Touche LLP.

     Chartered Accountants

     WINNIPEG, MANITOBA
     JANUARY 29, 2003

94  GREAT-WEST LIFECO INC. ANNUAL REPORT 2002

FIVE YEAR SUMMARY

(IN MILLIONS OF DOLLARS EXCEPT PER COMMON SHARE AMOUNTS)

                                                           2002         2001          2000          1999         1998
                                                        ---------    ---------     ---------     ---------     ---------
AT DECEMBER 31
     Life insurance in force (face amount)              $ 479,124    $ 487,216     $ 501,838     $ 471,078     $ 477,234
     Annuities in force (funds held)                       45,511       49,306        48,690        47,255        43,936
     Health insurance in force (annualized premiums)       13,762       14,045        13,903         9,238         9,309
     Total assets under administration                     96,119       98,026        92,913        87,240        83,119
FOR THE YEAR ENDED DECEMBER 31
     Premiums:
          Life insurance, guaranteed annuities
            and insured health products                 $   7,265    $   7,022     $   7,098     $   6,451     $   6,547
          Reinsurance and specialty general insurance       3,922        3,455         2,878         2,075         2,690
     Self-funded premium equivalents (ASO contracts)        9,564       10,099         8,797         5,464         4,849
     Segregated funds deposits:
          Individual products                               2,293        2,955         2,776         1,962         2,010
          Group products                                    4,382        4,695         5,325         3,988         3,687
                                                        ---------    ---------     ---------     ---------     ---------
     Total premiums and deposits                        $  27,426    $  28,226     $  26,874     $  19,940     $  19,783
                                                        =========    =========     =========     =========     =========
CONDENSED SUMMARY OF OPERATIONS
     INCOME
          Premium income                                $  11,187    $  10,477     $   9,976     $   8,526     $   9,237
          Net investment income                             3,638        3,713         3,649         3,580         3,516
          Fee and other income                              1,807        1,858         1,641         1,222         1,003
                                                        ---------    ---------     ---------     ---------     ---------
          Total income                                     16,632       16,048        15,266        13,328        13,756
                                                        ---------    ---------     ---------     ---------     ---------
     BENEFITS AND EXPENSES
          Paid or credited to policyholders                12,593       12,030        11,374         9,936        10,680
          Commissions                                         718          696           694           601           538
          Operating expenses                                1,786        1,941         1,816         1,550         1,445
          Premium taxes                                       109          124           129           123            93
          Special charges                                       -          204             -             -             -
                                                        ---------    ---------     ---------     ---------     ---------
     NET OPERATING INCOME BEFORE INCOME TAXES               1,426        1,053         1,253         1,118         1,000
          Income taxes - current                              397          427           540           378           216
                       - future                                33          (30)          (89)          (12)          145
                                                        ---------    ---------     ---------     ---------     ---------
     NET INCOME BEFORE NON-CONTROLLING INTERESTS              996          656           802           752           639
          Non-controlling interests                            34           44            63           123           108
                                                        ---------    ---------     ---------     ---------     ---------
     NET INCOME BEFORE AMORTIZATION OF GOODWILL               962          612           739           629           531
          Amortization of goodwill                              -           66            65            60            58
                                                        ---------    ---------     ---------     ---------     ---------
     NET INCOME                                         $     962    $     546     $     674     $     569     $     473
                                                        =========    =========     =========     =========     =========

SUMMARY OF NET INCOME
     PREFERRED SHAREHOLDER DIVIDENDS                    $      31    $      31     $      31     $      33     $      36
     NET INCOME - COMMON SHAREHOLDERS                         931          515           643           536           437
                                                        ---------    ---------     ---------     ---------     ---------
     NET INCOME                                         $     962    $     546     $     674     $     569     $     473
                                                        =========    =========     =========     =========     =========
EARNINGS PER COMMON SHARE                               $    2.53    $    1.39     $    1.72     $    1.43     $    1.17
RETURN ON COMMON SHAREHOLDERS' EQUITY                        22.9%        13.7%         18.6%         17.1%         15.4%
BOOK VALUE PER COMMON SHARE                             $   11.68    $   10.47     $    9.81     $    8.70     $    8.12
DIVIDENDS TO COMMON SHAREHOLDERS - PER SHARE            $   0.945    $    0.78     $    0.65     $    0.53     $    0.44

                                   GREAT-WEST LIFECO INC. ANNUAL REPORT 2002  95